UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No._)

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                     AMERICAN BANCORP OF NEW JERSEY, INC.
(Name of Registrant as Specified In Its Charter)

______________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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_____________________________________________________________________________________________________________________________________________________________________________________________________________
365 Broad Street, Bloomfield, NJ  07003-2798    (973) 748-3600    Fax: (973) 748-2541

January 23, 2008

Dear Fellow Shareholder:

On behalf of the Board of Directors and management of American Bancorp of New Jersey, Inc., we cordially invite you to attend the 2008 Annual Meeting of Shareholders.  The meeting will be held at 8:30 a.m. local time, on February 26, 2008, at The Wilshire Grand Hotel, 350 Pleasant Valley Way, West Orange, New Jersey.

The matters expected to be acted upon at the meeting are described in the attached proxy statement.  In addition, we will report on our progress during the past year and entertain your questions and comments.

We encourage you to attend the meeting in person.  Whether or not you plan to attend please read the enclosed proxy statement and then complete, sign and date the enclosed proxy and return it in the accompanying postage paid return envelope provided as promptly as possible.  Alternatively, you may vote via the internet or by telephone if the enclosed proxy card so indicates.  Your prompt response will save us additional expense in soliciting proxies and will ensure that your shares are represented at the annual meeting.

Your Board of Directors and management are committed to the continued success of American Bancorp of New Jersey, Inc. and the enhancement of your investment.  As President, I want to express my appreciation for your confidence and support.

Sincerely,

/s/ Fred G. Kowal

Fred G. Kowal
President and Chief Operating Officer

AMERICAN BANCORP OF NEW JERSEY, INC.
365 BROAD STREET
BLOOMFIELD, NEW JERSEY 07003
(973) 748-3600

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on February 26, 2008

Notice is hereby given that the annual meeting of shareholders of American Bancorp of New Jersey, Inc. will be held at The Wilshire Grand Hotel, 350 Pleasant Valley Way, West Orange,  New Jersey, on Tuesday, February 26, 2008, at 8:30 a.m. local time.

A proxy card and a proxy statement for the annual meeting are enclosed.

The annual meeting is for the purpose of considering and voting on the following proposals:

Proposal 1.	Election of two directors of American Bancorp of New Jersey, Inc. for four-year terms; and

Proposal 2.	Ratification of the appointment of Crowe Chizek and Company LLC, as American Bancorp of New Jersey Inc.'s independent auditors for the fiscal year ending September 30, 2008.

Shareholders also will transact such other business as may properly come before the annual meeting, or any adjournment or postponement thereof.  As of the date of this notice, we are not aware of any other business to come before the annual meeting.

The Board of Directors has fixed the close of business on January 7, 2008, as the record date for the annual meeting.  This means that shareholders of record at the close of business on that date are entitled to receive notice of and to vote at the meeting and any adjournment thereof.  To ensure that your shares are represented at the meeting, please take the time to vote by signing, dating and mailing the enclosed proxy card which is solicited on behalf of the Board of Directors.  If internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you.  The proxy will not be used if you attend and vote at the annual meeting in person.  Regardless of the number of shares you own, your vote is very important.  Please act today.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Richard M. Bzdek
Richard M. Bzdek
Secretary

Bloomfield, New Jersey
January 23, 2008

Important:  The prompt return of proxies will save us the expense of further requests for proxies to ensure a quorum at the annual meeting.  A pre-addressed envelope is enclosed for your convenience.  No postage is required if mailed within the United States.

AMERICAN BANCORP OF NEW JERSEY, INC.
365 BROAD STREET
BLOOMFIELD, NEW JERSEY 07003
(973) 748-3600
____________________

PROXY STATEMENT
____________________

ANNUAL MEETING OF SHAREHOLDERS
To be held on February 26, 2008
____________________

American Bancorp of New Jersey, Inc.'s Board of Directors is using this proxy statement to solicit proxies from the holders of American Bancorp of New Jersey, Inc. common stock for use at our annual meeting of shareholders.  We are first mailing this proxy statement and the enclosed form of proxy to our shareholders on or about January 23, 2008.  Certain of the information provided herein relates to American Bank of New Jersey, a wholly owned subsidiary of American Bancorp of New Jersey, Inc.  American Bank of New Jersey also may be referred to from time to time as the "Bank."  References to "American Bancorp of New Jersey, Inc.," "Company," "we," "us" and "our" refer to American Bancorp of New Jersey, Inc. and, as the context requires, American Bank of New Jersey.

INFORMATION ABOUT THE ANNUAL MEETING

Time and Place of the Annual Meeting.

Our annual meeting will be held as follows:

Date:	Tuesday, February 26, 2008
Time:	8:30 a.m., local time
Place:	The Wilshire Grand Hotel 350 Pleasant Valley Way West Orange, New Jersey 07052

Matters to be Considered at the Annual Meeting.

At the meeting, shareholders of American Bancorp of New Jersey, Inc. are being asked to consider and vote upon the following proposals:

Proposal 1.	Election of two directors of American Bancorp of New Jersey, Inc. for four-year terms; and

Proposal 2.	Ratification of the appointment of Crowe Chizek and Company LLC, as American Bancorp of New Jersey, Inc.'s independent auditors for the fiscal year ending September 30, 2008.

The shareholders will also transact any other business that may properly come before the annual meeting.  As of the date of this proxy statement, we are not aware of any other business to be presented for consideration at the annual meeting other than the matters described in this proxy statement.

Who is Entitled to Vote?

We have fixed the close of business on January 7, 2008, as the record date for shareholders entitled to notice of and to vote at the American Bancorp of New Jersey, Inc. annual meeting.  Only holders of record of American Bancorp of New Jersey, Inc. common stock on that record date are entitled to notice of and to vote at the annual meeting.  You are entitled to one vote for each share of American Bancorp of New Jersey, Inc. common stock you own.  On January 7, 2008, 11,509,716 shares of American Bancorp of New Jersey, Inc. common stock were outstanding and entitled to vote at the annual meeting.

What if My Shares are Held in "Street Name" by a Broker?

If you are the beneficial owner of shares held in "street name" by a broker, your broker, as the record holder of the shares, is required to vote the shares in accordance with your instructions.  If you do not give instructions to your broker, your broker may nevertheless vote the shares with respect to "discretionary" items, but will not be permitted to vote your shares with respect to "non-discretionary" items, pursuant to current industry practice.  In the case of non-discretionary items, the shares not voted will be treated as "broker non-votes."  The proposals to elect directors and ratify auditors described in this proxy statement are considered "discretionary" items.

How Will My Shares of Common Stock Held in the Employee Stock Ownership Plan be Voted?

We maintain an employee stock ownership plan ("ESOP") that owns approximately 9.82% of American Bancorp of New Jersey, Inc. common stock.  Employees of American Bancorp of New Jersey, Inc. and its subsidiaries, including American Bank of New Jersey, participate in the ESOP.  Each ESOP participant instructs the trustee of the plan how to vote the shares of American Bancorp of New Jersey, Inc. common stock allocated to his or her account under the ESOP.  If an ESOP participant properly executes the voting instruction card distributed by the ESOP trustee, the ESOP trustee will vote the participant's shares in accordance with the participant's instructions.  Shares of American Bancorp of New Jersey, Inc. common stock held in the ESOP but not allocated to any participant's account, and allocated shares for which no voting instructions are received from participants, will be voted by the trustee as directed by the administrator of the ESOP.

How Many Shares Must Be Present to Hold the Meeting?

A quorum must be present at the meeting for any business to be conducted.  The presence at the meeting, in person or by proxy, of at least a majority of the shares of American Bancorp of New Jersey, Inc. common stock entitled to vote at the annual meeting as of the record date will constitute a quorum.  Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What If a Quorum Is Not Present at the Meeting?

If a quorum is not present at the scheduled time of the meeting, a majority of the shareholders present or represented by proxy may adjourn the meeting until a quorum is present.  The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the adjourned meeting is set to be held after March 28, 2008.  An adjournment will have no effect on the business that may be conducted at the meeting.

Vote Required to Approve Proposal 1: Election of Directors.

Directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting by holders of American Bancorp of New Jersey, Inc. common stock.  Pursuant to our Certificate of Incorporation, shareholders are not permitted to cumulate their votes for the election of directors.  Votes may be cast for or withheld from each nominee.  Votes that are withheld and broker non-votes for a particular nominee will have the same effect as a vote against the nominee.  Our Board of Directors unanimously recommends that you vote "FOR" the election of each of its director nominees.

Vote Required to Approve Proposal 2: Ratification of the Appointment of Our Independent Auditors.

Ratification of the appointment of Crowe Chizek and Company LLC, as our independent auditors for the fiscal year ending September 30, 2008, requires the affirmative vote of the majority of shares cast, in person or by proxy, at the annual meeting by holders of American Bancorp of New Jersey, Inc. common stock. Abstentions and broker non-votes on the proposal to ratify the appointment of Crowe Chizek and Company LLC as our independent auditors, will have the same effect as a vote against the proposal.  Our Board of Directors unanimously recommends that you vote "FOR" the proposal to ratify Crowe Chizek and Company LLC as our independent auditors for the fiscal year ending September 30, 2008.

How Do I Vote at the Annual Meeting?

Proxies are solicited to provide all shareholders of record on the voting record date an opportunity to vote on matters scheduled for the annual meeting and described in these materials.  Shares of American Bancorp of New Jersey, Inc. common stock can only be voted if the shareholder is present in person at the annual meeting or by proxy.  To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the annual meeting.  You can always change your vote at the meeting.

Voting instructions are included on your proxy card.  Shares of American Bancorp of New Jersey, Inc. common stock represented by properly executed proxies will be voted by the individuals named on the proxy card in accordance with the shareholder's instructions.  Where properly executed proxies are returned to American Bancorp of New Jersey, Inc. with no specific instruction as how to vote at the annual meeting, the persons named in the proxy will vote the shares "FOR" the election of each of management's director nominees and "FOR" ratification of the appointment of Crowe Chizek and Company LLC, as our independent auditors, for the fiscal year ending September 30, 2008.  Should any other matters be properly presented at the annual meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment.  No other matters are currently expected by the Board of Directors to be properly presented at the Annual Meeting.

You may receive more than one proxy card depending on how your shares are held.  For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children -- in which case you will receive three separate proxy cards to vote.

May I Revoke My Proxy?

You may revoke your proxy before it is voted by:

▪	submitting a new proxy with a later date;

▪	notifying the Corporate Secretary of American Bancorp of New Jersey, Inc. in writing before the annual meeting that you have revoked your proxy; or

▪	voting in person at the annual meeting.

If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting.  However, if your shares are held in the name of your broker, bank or other nominee, you must bring a validly executed proxy from the nominee indicating that you have the right to vote your shares.

Proxy Solicitation Costs.

We will pay the cost of soliciting proxies.  In addition to this mailing, our directors, officers and employees may also solicit proxies personally, electronically or by telephone.  We will also reimburse brokers and other nominees for their expenses in sending these materials to you and obtaining your voting instructions.

BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK

Beneficial Ownership of 5% or More Shareholders and Management.

The following table sets forth, as of the January 7, 2008 voting record date, information regarding share ownership of:

▪
those persons or entities (or groups of affiliated persons or entities) known by management to beneficially own more than five percent of American Bancorp of New Jersey, Inc.  common stock other than directors and executive officers;

▪	each director and director nominee of American Bancorp of New Jersey, Inc.;

▪	each executive officer of American Bancorp of New Jersey, Inc. named in the Summary Compensation Table appearing under "Executive Compensation" below; and

▪	all current directors and executive officers of American Bancorp of New Jersey, Inc. as a group.

The address of each of the beneficial owners, except where otherwise indicated, is the same address as American Bancorp of New Jersey, Inc.  Beneficial ownership is determined in accordance with the rules of the Securities Exchange Commission.  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding options that are currently exercisable or exercisable within 60 days after January 7, 2008, are included in the number of shares beneficially owned by the person and are deemed outstanding for the purpose of calculating the person's percentage ownership.  These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

                                                  Number of Shares              Percent of
                                              Beneficially                Common Stock
        Beneficial Owners                                                         Owned(1)                     Outstanding

Beneficial Owners of More Than 5% Other Than
   Directors and Named Executive Officers

   American Bank of New Jersey Bank Employee Stock
      Ownership Plan Trust (the "ESOP")(2)                         1,129,900                 9.82%

   Investors of America, Limited Partnership
   135 North Meramec
   Clayton, Missouri 63105(3)                                725,200                 6.30%

   Lawrence B. Seidman
   Seidman and Associates, LLC
   Seidman Investment Partnership, LP
   Seidman Investment Partnership II, LP
   Broad Park Investors, LLC
   Berggruen Holdings North America Ltd.
   LSBK06-08, LLC
   100 Misty Lane
   Parsippany, New Jersey 07054(4)                              823,528                 7.16%

Directors and Named Executive Officers

   Robert A. Gaccione                                                                                                                  111,324                                                     0.96%
   Joseph Kliminski(7)                                                                                                                 430,406                                                     3.70%
   Fred G. Kowal                                                                                                                           164,414                                                     1.42%
   H. Joseph North                                                                                                                          66,661                                              0.58%
   W. George Parker(9)                                                                                                               265,554                                                      2.30%
   Vincent S. Rospond                                                                                                                  207,140                   1.79%
   James W. Ward, III                                                                                                                   263,028                   2.28%
   Eric B. Heyer                                                                                                                            162,294                                                      1.40%
   Catherine M. Bringuier                                                                                                            147,740                                                      1.28%
   All directors and executive officers
       as a group (9 persons)(5)(6)                                                                                             1,818,561                                                     15.23%
_________________
(1)	Except as otherwise noted in these footnotes, the nature of beneficial ownership for shares reported in this table is sole voting and investment power.
(2)
These shares are held in a suspense account and are allocated among participants annually on the basis of compensation as the ESOP debt is repaid.  As of January 7, 2008, 131,509 shares had been allocated to ESOP participants with an additional 53,247 shares to be allocated effective of December 31, 2007 upon completion of the allocation for 2007 by the plan administrator.

(3)	As reported by Investors of America, Limited Partnership on a Schedule 13G dated April 5, 2007. Investors of America, Limited Partnership reported sole voting and dispositive power over all shares.

(4)
As reported by Lawrence B. Seidman, Seidman and Associates, LLC, Seidman Investment Partnership, LP, Seidman Investment Partnership II, LP, Broad Park Investors, LLC, Berggruen Holdings North America Ltd. and LSBK06-08, LLC on a Schedule 13D dated July 20, 2007.  Lawrence B. Seidman reported sole voting and dispositive power over 823,528 shares.  Seidman and Associates, LLC reported sole voting and dispositive power over 208,113 shares.  Seidman Investment Partnership, LP reported sole voting and dispositive power over 201,109 shares.  Seidman Investment Partnership II, LP reported sole voting and dispositive power over 158,699 shares.  Broad Park Investors, LLC reported sole voting and dispositive power over 127,858 shares.  Bergguen Holdings North America Ltd. reported sole voting and dispositive power over 45,000 shares.  LSBK06-08, LLC reported sole voting and dispositive power over 75,000 shares.

(5)	Includes shares of common stock held directly as well as by spouses or minor children, in trust and through other forms of indirect ownership.
(6)
Includes an aggregate of 434,057 shares underlying options exercisable or becoming exercisable within 60 days after January 7, 2008.  As of January 7, 2008, each non-employee director had 30,137 options exercisable or becoming exercisable within 60 days after January 7, 2008.  As of January 7, 2008, Officers Kliminski, Kowal, Heyer and Bringuier had 130,734, 35,613, 59,235 and 57,790 options, respectively, exercisable or becoming exercisable within 60 days of January 7, 2008.

(7)	The number of shares reported for Mr. Kliminski include 51,020 shares pledged as collateral for a margin loan.
(8)	Of the shares beneficially owned by Mr. Parker, 104,999 are held in an account pursuant to which they, along with other securities held in the account, may serve as collateral for a margin loan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires American Bancorp of New Jersey, Inc.'s directors and executive officers, and persons who own more than 10% of American Bancorp of New Jersey, Inc.'s common stock to report their initial ownership of American Bancorp of New Jersey, Inc.'s common stock and any subsequent changes in that ownership to the SEC.  Specific due dates for these reports have been established by the SEC and American Bancorp of New Jersey, Inc. is required to disclose in this proxy statement any late filings or failures to file.

American Bancorp of New Jersey, Inc. believes, based solely on a review of the copies of reports furnished to us and written representations relative to the filing of certain forms, that all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended September 30, 2007.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of seven members, following the retirement of Stanley Obal in August 2007.  Mr. Obal had served as a director of the Bank since 1981.  We appreciate his guidance and many years of dedicated service.  Approximately one-fourth of the directors are elected annually to serve for a four-year period or until their respective successors are elected and qualified.

The table below sets forth information regarding each director of American Bancorp of New Jersey, Inc. and each nominee for director, including his age, position on the board and term of office.  The Board of Directors, acting on the recommendation of the Nominating Committee, has recommended and approved the nominations of Fred G. Kowal and Vincent S. Rospond to serve as directors, each for a period of four years to expire at the annual meeting of shareholders to be held in 2012.  It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the authority to vote for a nominee is withheld) will be voted at the annual meeting “FOR” the election of both nominees as directors.  Each nominee currently serves as a director of American Bancorp of New Jersey, Inc.  Each nominee has consented to being named in this proxy statement and has agreed to serve if elected.  If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee.  If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.  At this time, we are not aware of any reason why a nominee might be unable to serveif elected.  Except as disclosed in this proxy statement, there are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected.

Name	Age(1)	Position(s) held with American Bancorp of New Jersey, Inc.	Director Since	Term to Expire

		Director Nominees
Fred G. Kowal	55	President, Chief Operating Officer and Director	2005	2012
Vincent S. Rospond	75	Director	1981	2012

		Directors Continuing in Office
Joseph Kliminski	64	Chief Executive Officer and Director	1986	2009
H. Joseph North	75	Director	1991	2010
W. George Parker	82	Director	1967	2010
Robert A. Gaccione	66	Director	2003	2011
James H. Ward, III	58	Vice Chairman of the Board	1991	2011
________________
(1)  At January 7, 2008.

Set forth below is a description of the business background and experience of each of the nominees for director and each director continuing in office of American Bancorp of New Jersey, Inc.  All nominees and directors have held their present positions for at least five years unless otherwise indicated.

Fred G. Kowal serves as President and Chief Operating Officer of the Company and the Bank and has been a member of the Board since 2005.  He joined the Bank in March 2005.  Mr. Kowal was previously Chairman and Chief Executive Officer of Warwick Community Bancorp, Inc. until its merger into Provident Bancorp, Inc. in October 2004.  He joined Warwick Community Bancorp, Inc. in 1999 and also served as Chairman of the Board of Directors of The Warwick Savings Bank and as Chairman of the Board, President and Chief Executive Officer of The Towne Center Bank, a de novo commercial bank formed by Warwick Community Bancorp, Inc. in 1999.  Prior to joining Warwick, he served as Senior Vice President of First Union National Bank, where he worked for 16 years, and as Senior Vice President of PNC Bank.

Vincent S. Rospond has been a member of the Board since 1981.  He is an attorney and the majority stockholder of the law firm of Rospond, Rospond & Conte, P.A. in Bloomfield, New Jersey. Rospond, Rospond & Conte serves as general counsel to the Bank.  Mr. Rospond is the president and a trustee of United Way of Bloomfield, is a member and the former legal counsel of Bloomfield Chamber of Commerce, and was a member and the treasurer of North Jersey Manufacturer's & Businessmen Association.  He is also a member of the Cornell Club of New Jersey, the Essex County Bar Association, the Newark Art Museum, the Bloomfield Music Federation and the New Jersey Bar Association.

Joseph Kliminski serves as Chief Executive Officer of the Company and the Bank and has been a member of the Board since 1986.  He has been employed by the Bank since 1967 and became President and Chief Executive Officer in 1987.  In 2005, Mr. Fred Kowal replaced Mr. Kliminski as President. Mr. Kliminski is a member and past president of the Bloomfield Lions Club, was previously president of the Advisory Board to the Bloomfield Town Council, chairman emeritus of the Bloomfield Education Foundation, and former chairman of the Deborah Hospital Children of the World Golf Tournament. Mr. Kliminski also serves on the Executive Committee of the Bloomfield Center Alliance, and is a member and former president of the Board of Trustees of the Bloomfield Public Library.  He is also a former member of the Board of Governors of the New Jersey League of Community Bankers and past president of the Essex County Savings League.

H. Joseph North has been a member of the Board since 1991. Mr. North retired in 1987 as Town Administrator of Bloomfield, New Jersey after 20 years of service as the municipality's Chief Administrative Officer.  Mr. North began his service to the Town of Bloomfield in 1958 as Town Clerk where his duties included that of Corporation Secretary to the Municipality and Executive Secretary to the Planning Board and Zoning Board of Adjustment.  Mr. North is a past president and a lifetime member of the New Jersey Municipal Management Association and is a former member of the International City Management Association.  Mr. North is also a former president of the Bloomfield Lions Club, Bloomfield Fifth Quarter Club and Bloomfield Tennis Federation and a former member of the Board of Trustees of Bloomfield College.

W. George Parker has been a member of the Board since 1967 and Chairman since 1990.  Prior to becoming Chairman of American Bank of New Jersey, Mr. Parker served as Chairman of the Board and CEO of the Cook & Dunn Paint Corporation for 20 years, retiring in 1995.  During his tenure at Cook & Dunn Paint Corporation, he served as Northeast Regional Vice President of the National Paint Coatings Assn. located in Washington, D.C.  He also served as Chairman and CEO of Ur-Cryl Polymer Corp. and Thibaut & Walker, suppliers to the chemical industry, for 12 and 20 years, respectively, retiring in 2005.  Mr. Parker was the principal of Adco Chemical Company, serving as Chairman and CEO and divested the Corporation in 2005.  He is a Senior Managing Director of a private equity fund.

Robert A. Gaccione has been a member of the Board since 2003.  He has been a senior partner of the law firm of Gaccione, Pomaco & Malanga, P.C. in Belleville, New Jersey for thirty years.  He is a former Federal Bureau of Investigation agent.  Mr. Gaccione also serves as an Essex County Tax Board Commissioner.  He served as a director of Franklin Community Bank, a commercial bank located in Nutley, New Jersey for three years.  Mr. Gaccione is a member and the past president of the Belleville Rotary Club, is the president of the Clara Maass Foundation and is a member of the Belleville Foundation.

James H. Ward, III has been a member of the Board since 1991 and Vice Chairman since 2003.  From 1998 to 2000, he was the majority stockholder and Chief Operating Officer of Rylyn Group, which operated a restaurant in Indianapolis, Indiana.  Prior to that, he was the majority stockholder and Chief Operating Officer of Ward and Company, an insurance agency in Springfield, New Jersey, where he was employed from 1968 to 1998.  He is now a retired investor.

Set forth below is a description of the business background and experience of each executive officer who is not also a director.

Eric B. Heyer, age 45, has been the Bank’s Senior Vice President, Treasurer and Chief Financial Officer since 1997 and became Chief Financial Officer of the Company upon its formation in June 2003.  Mr. Heyer has been employed by the Bank since 1993.  He was previously the Chief Financial Officer of Monarch Savings Bank in Kearny, New Jersey, where he was employed from 1986 to 1993.  Mr. Heyer is a member of the Financial Managers Society.  He currently serves as the Chairman of the Stewardship & Finance Committee of Princeton United Methodist Church and previously served as a trustee of Kingston United Methodist Church.  Mr. Heyer also serves as a board member of the Mental Health Clinic of Passaic in Clifton, New Jersey.

Catherine M. Bringuier, age 45, has been the Bank's Senior Vice President and Chief Lending Officer since January 2003. She has also served as the CRA Officer since February 1993. Ms. Bringuier has been employed by the Bank since March 1990. Ms. Bringuier currently serves as a member of the Loan Servicing Committee, the Residential Lending & Affordable Housing Committee and the Mortgage Steering Committee of the New Jersey League of Community Bankers. Ms. Bringuier is a member of the Commercial Loan Committee and the Residential Lending Committee of the Mortgage Bankers Association of New Jersey. She is a member and prior Vice President of Sunny Acres Civic & Improvement Association in Cranford, New Jersey and is a catechist for St. Michael’s Religious Education Program in Cranford, New Jersey.

BOARD OF DIRECTORS MEETINGS, BOARD COMMITTEES
AND CORPORATE GOVERNANCE MATTERS

Meetings

The Board of Directors of American Bancorp of New Jersey, Inc. generally meets on a quarterly basis, holding additional special meetings as needed.  During fiscal 2007 the Board of Directors of American Bancorp of New Jersey, Inc. held six meetings.  Meetings of the Board of Directors of American Bank of New Jersey are generally held on a semi-monthly basis.  No incumbent director of American Bancorp of New Jersey, Inc. attended fewer than 75% of the Board meetings and meetings of the committees on which they served during the period they were directors.

Director Independence

Directors Gaccione, North, Parker, Rospond and Ward qualify as "independent" in accordance with the published listing requirements of the NASDAQ Stock Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company.  As further required by the NASDAQ rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director.  In making these determinations, the Board reviewed and discussed information provided by the directors and the Company with regard to each director's business and personal activities as they may relate to the Company and its management.  In this regard, the Board considered the Bank’s relationships with the law firms of which Directors Gaccione and Rospond are principals, as described under “Certain Relationships and Related Transactions.”

Committees and Charters

The Board of Directors of American Bancorp of New Jersey, Inc. has standing Audit, Compensation and Nominating Committees.

Audit Committee.  The Audit Committee is comprised of Directors Parker, North and Ward, each of whom meets the independence standards for audit committee members under the NASDAQ rules.  Each member of the Audit Committee is qualified under the NASDAQ rules to serve as a member of the Audit Committee; however, none qualifies as an audit committee financial expert within the meaning of the regulations of the SEC.  The Board has determined that, based on the business backgrounds and collective experience of the current members of the Audit Committee, it is not necessary for the committee to have a member who meets the audit committee financial expert definition. The Audit Committee is scheduled to meet at least quarterly and on an as-needed basis.  In fiscal 2007, this committee met five times.

The Audit Committee operates under a formal written charter adopted by the Board, a copy of which was attached to the Company’s proxy statement filed with the Securities and Exchange Commission on April 20, 2006.  The Audit Committee assists our Board in its oversight responsibility relating to the integrity of our financial statements and the financial reporting process, the systems of internal accounting and financial controls and compliance with legal and regulatory requirements.  The Audit Committee, among other things:

▪	oversees the entire audit function for the Company, both internal and independent;

▪	hires, terminates and/or reappoints our independent auditors;

▪	ensures the existence of effective accounting and internal control systems;

▪	approves non-audit and audit services to be performed by the independent auditors;

▪	reviews and approves all related party transactions for potential conflict of interest situations; and

▪	reviews and assesses the adequacy of the Audit Committee charter on an annual basis.

The report of the Audit Committee is set forth below under "Audit Committee Report."

Compensation Committee.  The Compensation Committee currently consists of Directors Gaccione, North, Parker, Rospond and Ward, each of whom is an independent director under the NASDAQ rules.  Mr. Obal also served on the Compensation Committee until his retirement effective August 21, 2007.  The Compensation Committee met five times during fiscal year 2007.  The Compensation Committee is responsible for:

▪
determining compensation to be paid to our executive officers, including annual base salary levels, annual incentive opportunity levels and the goals and objectives to be used in determining incentive pay, equity incentive awards and retirement benefits;

▪	make recommendations with regard to the compensation of directors;

▪	overseeing the administration of our employee benefit plans covering employees generally; and

▪	reviewing our compensation policies and plans.

The Compensation Committee operates under a formal written charter, a copy of which is attached to this proxy statement as Appendix A.

The charter of the Compensation Committee does not specifically provide for delegation of any of the authorities or responsibilities of the committee.  As discussed under “Compensation Discussion and Analysis,” in setting certain components of the compensation of executive officers other than the Chief Executive Officer and the President and Chief Operating Officer, the Compensation Committee considers the recommendations of the Chief Executive Officer and President and Chief Operating Officer.

Nominating Committee.  The Nominating Committee is currently comprised of Directors Gaccione and Ward, each of whom is an independent director under the NASDAQ rules.  Mr. Obal also served on the Nominating Committee until his retirement effective August 21, 2007.  This Committee met one time during fiscal 2007. The Nominating Committee is responsible for identifying and recommending director candidates to serve on the Board of Directors.  Final approval of director nominees is determined by the full Board, based on the recommendations of the Nominating Committee.  The nominees for election at the annual meeting were recommended to the Board by the Nominating Committee.

The Nominating Committee operates under a formal written charter adopted by the Board, a copy of which was attached to the Company’s  proxy statement filed with the Securities and Exchange Commission on April 20, 2006, under which the Nominating Committee has the following responsibilities:

▪
identify, recruit and interview qualified individuals to be the Board’s nominees for election or appointment to the Board; in so doing, the Nominating Committee will seek nominees with excellent decision-making ability, business experience, personal integrity and reputation, and who are knowledgeable about the business activities and market areas in which the Company and its subsidiaries operate;

▪	annually present to the Board the names of the individuals recommended for selection by the Board as the Board’s nominees; and

▪	perform any other duties or responsibilities expressly delegated to the Committee by the Board.

As provided in the Nominating Committee’s charter, the Committee's process for identifying and evaluating potential nominees may include soliciting recommendations from directors and officers of the Company and the Bank. Additionally, the Committee may consider persons recommended by shareholders of the Company and the Committee's evaluation of such persons will not differ from the manner of evaluation of persons recommended by directors or officers of the Company or the Bank.

To be considered in the Committee's selection of its nominees, recommendations from shareholders must be received by the Secretary of the Company in writing at least 120 days prior to the date the proxy statement for the immediately preceding annual meeting was first distributed to shareholders (by September 25, 2008, for the annual meeting of shareholders to be held in 2009). Recommendations are to identify the submitting shareholder, the person recommended for consideration, and the reasons the submitting shareholder believes such person should be considered.

No nominations for directors may be made at an annual meeting of shareholders except those made by the Board of Directors, based on the recommendations of the Nominating Committee, and those made by a shareholder who complies with the procedures for submitting nominations set forth in Article II, Section 15 of the Company’s bylaws.  Nominations from shareholders must be received by the Company in writing by at least 60 days prior to the anniversary date of the previous year's annual meeting (i.e., by December 28, 2008, in the case of nominations to be submitted for the annual meeting to be held in 2009).  Nominations submitted by shareholders must be accompanied by certain information specified in Article II, Section 15 of our bylaws.  This information includes the following:

(a)
as to each person whom the shareholder proposes to nominate for election or re-election as  a director and as to the shareholder giving the notice (i) the name, age, business address and  residence address of such person, (ii) the principal occupation or employment of such  person, (iii) the class and number of shares of Company stock which are beneficially owned  by such person on the date of such shareholder notice, and (iv) all information that is  required to be disclosed in the solicitation of proxies for election as directors or is otherwise  required pursuant to Regulation 14A under the Securities Exchange Act of 1934, including  the proposed nominee's written consent to serve as a director, if elected; and

(b)
as to the shareholder giving the notice, (i) the name and address, as they appear on the Company’s books, of the shareholder and any other shareholders known by the shareholder to be supporting the shareholder’s nominees, and (ii) the class and number of shares of Company stock which are beneficially owned by the shareholder and, to the extent known, by any other shareholders known by the shareholder to be supporting the shareholder’s nominees on the date of the shareholder’s notice.

In addition, nominations submitted by shareholders must be accompanied by a certification, under oath before a notary public, by each nominee that he or she meets the eligibility requirements to be a director as set forth in Article III of the Company’s bylaws.

The foregoing description is a summary of our nominating process.  Any shareholder wishing to nominate a candidate or recommend a nominee to our Nominating Committee for its consideration should review and must comply in full with the procedures set forth in our certificate of incorporation and bylaws, and New Jersey law.

Shareholder Communications with Directors

Shareholders may communicate with the Board of Directors by writing to: James H. Ward, III, Independent Director, 365 Broad Street, Bloomfield, New Jersey 07003.

Board Member Attendance at Annual Shareholder Meetings

Although we do not have a formal policy regarding director attendance at annual shareholder meetings, directors are expected to attend these meetings absent extenuating circumstances.  Every current director of the Company attended last year’s annual meeting of shareholders.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent American Bancorp of New Jersey, Inc. specifically incorporates this Report therein, and shall not otherwise be deemed filed under such Acts.

The Audit Committee of American Bancorp of New Jersey, Inc. operates under a written charter adopted by the full Board of Directors. In fulfilling its oversight responsibility of reviewing the services performed by American Bancorp of New Jersey, Inc.'s independent auditors, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent auditors.  The Audit Committee also discussed with American Bancorp of New Jersey, Inc.'s independent auditors the overall scope and plans for the audit.  The Audit Committee met with the independent auditors to discuss the results of its audit, the evaluation of American Bancorp of New Jersey, Inc.'s internal controls, and the overall quality of American Bancorp of New Jersey, Inc.'s financial reporting.  The Audit Committee also reviewed and discussed with the independent auditors the fees paid to the independent auditors; these fees are described under the caption "Relationship with Independent Auditors" below.

American Bancorp of New Jersey, Inc.'s Chief Executive Officer and Chief Financial Officer also reviewed with the Audit Committee the certifications that each such officer will file with the SEC pursuant to the requirements of Sections 302 and 906 of the Sarbanes-Oxley Act of 2002.  Management also reviewed with the Audit Committee the policies and procedures it has adopted to ensure the accuracy of such certifications.

▪	The Audit Committee has reviewed and discussed with the Company's management the Company's fiscal 2007 audited financial statements;

▪
The Audit Committee has discussed with the Company's independent auditors (Crowe  Chizek and Company LLC) the matters required to be discussed by Statement on Auditing  Standards No. 61 and requirements of the Securities and Exchange Commission;

▪
The Audit Committee has received the written disclosures and letter from the independent auditors required by Independence Standards Board No. 1 (which relates to the auditors' independence from the Company and its related entities) and has discussed with the auditors their independence from the Company; and

▪	Based on the review and discussions referred to in the three items above, the Audit Committee recommended to the Board of Directors that the fiscal 2007 audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2007.

        Submitted by the Audit Committee of the Company’s Board of Directors:

W. George Parker
H. Joseph North
James H. Ward, III

RELATIONSHIP WITH INDEPENDENT AUDITORS

Effective July 30, 2002, the Securities and Exchange Act of 1934 was amended by the Sarbanes-Oxley Act of 2002 to require all auditing services and non-audit services provided by an issuer's independent auditor to be approved by the issuer's audit committee prior to such services being rendered or to be approved pursuant to pre-approval policies and procedures established by the issuer's audit committee.  The Company's Audit Committee has not established pre-approval procedures and instead specifically approves each service prior to the engagement of the auditor for all audit and non-audit services.

All of the services listed below for fiscal 2007 and 2006 were approved by the Audit Committee prior to the service being rendered. There were no services that were not recognized to be non-audit services at the time of engagement that were approved after the fact.

(a)
Audit Fees.  The aggregate fees billed by Crowe Chizek for professional services rendered for the audit of the Company's annual consolidated financial statements and review of the quarterly consolidated financial statements for the fiscal years ended September 30, 2007 and 2006 were $150,500 and $158,000, respectively.

(b)
Audit Related Fees. The aggregate fees billed by Crowe Chizek for assurance and related services related to the Company's Annual Report on Form 10-K for the years ended September 30, 2007 and 2006 were $8,500 and $8,000, respectively. For those same periods respectively, audit related fees billed by Crowe Chizek also included $1,500 and $1,500 for Form S-8 consent procedures.

(c)
Tax Fees.  The aggregate fees billed by Crowe Chizek for professional services rendered for tax preparation services for the years ended September 30, 2007 and 2006 were $12,000 and $13,000, respectively.  The tax preparation services for fiscal 2006 included $2,000 for the stub period October 1, 2005 through October 5, 2005 for the entities dissolved as a result of the Company’s second step conversion and $11,000 for the remaining tax returns for fiscal 2006. Additional tax-related services billed by Crowe Chizek for the years ended September 30, 2007 and 2006 were $2,700 and $2,650, respectively.  Such additional tax-related services consisted of billings for the review of quarterly estimated tax payment calculations and assistance in responding to tax authority inquiries and notifications.

(d)
All Other Fees. The aggregate fees billed by Crowe Chizek for professional services rendered for services or products other than those listed under the captions "Audit Fees," "Audit-Related Fees," and "Tax Fees" totaled $0 for both years ended September 30, 2007 and 2006.

DIRECTOR COMPENSATION

             Director Fees. Directors are currently paid a fee of $500 per meeting for each regular and special meeting attended. Directors also receive an annual retainer of $2,500. No fees are paid for committee meetings other than audit committee meetings, for which directors receive a fee of $1,000 per meeting attended.

             Each director is also a director of the Bank and is paid $1,250 per meeting for each regular and special meeting of the Bank’s Board attended. Bank directors also receive an annual retainer of $8,000.

             Directors who also serve as employees do not receive compensation as directors of the Company or the Bank.

             Directors Consultation and Retirement Plan. The Directors Consultation and Retirement Plan provides retirement benefits to directors on their retirement date. “Retirement date” means the date of termination of service as a director following a participant’s completion of not less than twelve years of service as a director, or not less than six years of service following a change in control; provided however, the retirement date with regard to directors serving as of August 27, 1996 who have completed not less than five years of service as of August 27, 1996 shall be the date of termination of service as a director without regard to whether the twelve years of service requirement has been fulfilled. Upon death or disability, a director shall be deemed to have terminated service as of that date.

             If a director agrees to become a consulting director to our board upon retirement, he will receive a monthly payment for life but in no event for less than 144 months, equal to 0.0833 times the highest aggregate annual fees paid (including retainer fees and regular board meeting fees) during the most recently completed three calendar year periods ending on or before the retirement date. In the event of a change in control, all directors will be presumed to have reached the retirement date and each director will receive a lump sum payment equal to the present value of future benefits payable.

The following table sets forth certain information regarding the compensation earned by or awarded to each director, other than Messrs. Kliminski and Kowal, who served on the Board of Directors of the Company in fiscal 2007.
Name	Fees Earned Or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(4)	All Other Compensation ($)	Total ($)

Robert A. Gaccione	45,000	58,266	30,249	---	---	133,515
H. Joseph North	49,500	58,266	30,249	44,192	---	182,207
Stanley Obal(5)	32,000	58,266	30,249	1,510	---	122,025
W. George Parker	49,500	58,266	30,249	54,653	---	192,668
Vincent S. Rospond	43,750	58,266	30,249	56,575	---	188,840
James H. Ward III	49,500	58,266	30,249	43,140	---	181,155
_____________
(1)	Includes annual retainers and meeting fees for service on the Boards of Directors of both the Company and the Bank.
(2)
Amounts in the table represent the compensation cost of restricted stock recognized for fiscal 2007 for financial statement reporting purposes pursuant to Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (“FAS 123R”). The assumptions used in calculating these amounts are set forth in Note 11 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007 filed with the Securities and Exchange Commission.  The restricted stock grants for which expense is shown in the table consist of a grant of 10,415 shares to each director on January 20, 2005, which had a grant date fair value calculated in accordance with FAS 123R of $70,822, a grant of 2,083 shares to each director on May 6, 2005, which had a grant date fair value calculated in accordance with FAS 123R of $14,560, and a grant of 17,924 shares to each director on May 23, 2006, which had a grant date fair value calculated in accordance with FAS 123R of $205,947.  As of September 30, 2007, each director held 21,840 unvested shares of restricted stock.

(3)
Amounts in the table represent the compensation cost of stock options recognized for fiscal 2007 for financial statement reporting purposes pursuant to FAS 123R. The assumptions used in calculating these amounts are set forth in Note 11 of the Notes to Consolidated Financial

Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007 filed with the Securities and Exchange Commission.  The stock options for which expense is shown in the table consist of a grant to each director of an option to purchase 34,716 shares to each director on January 20, 2005, which had a grant date fair value calculated in accordance with FAS 123R of $64,641, a grant to each director of an option to purchase 5,207 shares on May 6, 2005, which had a grant date fair value calculated in accordance with FAS 123R of $10,206, and a grant to each director of an option to purchase 36,132 shares on May 23, 2006, which had a grant date fair value calculated in accordance with FAS 123R of $76,397.  As of September 30, 2007, each director held options to purchase 76,055 shares of which 52,861 were unvested and nonexercisable.

(4)
Represents the change in fiscal 2007 of the actuarial present value of the director’s accumulated benefit under the Bank’s Directors Consultation and Retirement Plan.  No value is shown for Mr. Gaccione because the change in value during fiscal 2007 was a negative number (-$5,806) due to a modification in benefit calculation assumptions.

(5)	Mr. Obal retired as a director of the Company and the Bank effective August 21, 2007.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview.  This Compensation Discussion and Analysis provides important information about our executive compensation program (the “program”) as it relates to the “named executive officers” of the Company.  The discussion and analysis will first present an overview of program governance followed by a review of the goals and objectives of the program.  Next, we will identify the executive officers to whom the program applies followed by a review of the specific components of our executives’ compensation and the manner in which each generally supports our program’s objectives.  We will then highlight the specific program oversight and administration activities undertaken by the Company and how such activities affected executive compensation during fiscal 2007.  Finally, this discussion and analysis will present an overview of certain accounting and income tax considerations that are relevant to the program.

Governance of the Program.  The Compensation Committee (the “committee”) of the Company’s  Board of Directors, which consists solely of the Company’s outside directors, is responsible for the governance of our executive compensation program.  These responsibilities include establishing the goals and objectives of the program and developing and implementing the program based upon those goals and objectives.  The committee’s responsibilities also include all program oversight and administration activities through which the various components of the program are regularly reviewed and modified, where necessary, to ensure their continued alignment with the program’s goals and objectives.

Goals and Objectives of our Executive Compensation Program.  The program is fundamentally based upon the goal of preserving the financial strength, safety and soundness of the Company and the Bank while supporting long term growth in shareholder value.  Toward that end, the committee has established the following objectives for the program:

▪	To attract and retain talented and experienced executives whose knowledge, skills and performance are critical to our success in a highly competitive community banking industry,
▪	To provide a reasonable, fair and competitive level of current compensation to our executives in relation to their roles and responsibilities,
▪	To provide a reasonable, fair and competitive level of retirement compensation to our executives in relation to their roles and responsibilities,
▪	To provide meaningful and significant financial incentives to executives to achieve our stated business plan goals and objectives,
▪	To reward executives for corporate performance that exceeds our business plan goals and objectives,
▪	To reward executives for individual job performance that exceeds the requirements and expectations of their roles and responsibilities, and
▪	To align the financial interests of our executives with those of the Company’s shareholders toward the shared goal of growth in shareholder value.

    The goals and objectives listed above are the guiding principles upon which the committee has developed and implemented the Company’s executive compensation program.  These same goals and objectives serve as the primary criteria against which the committee regularly reviews and judges the effectiveness of the structure of the program and the terms of its specific components.

Identification of Named Executive Officers.  The named executive officers falling within the purview of this discussion and analysis include our principal executive officer, our principal financial officer and the  two other most highly compensated executive officers serving at fiscal year end based upon total compensation for the fiscal year ended September 30, 2007.  These named executive officers are:

▪	Joseph Kliminski, Chief Executive Officer,
▪	Fred G. Kowal, President and Chief Operating Officer,
▪	Eric B. Heyer, Senior Vice President and Chief Financial Officer, and
▪	Catherine M. Bringuier, Senior Vice President and Chief Lending Officer.

Components of Executive Compensation.  The committee has established a compensation package for our executives that includes base salary, annual performance-based incentive compensation, equity-based compensation, retirement benefits, medical and insurance benefits and perquisites.  Our executive officers may also be protected under employment agreements with severance and change in control provisions.

The committee uses a variety of quantitative and qualitative factors in determining if, and to what extent, the named executive officers participate in the specific components of the executive compensation program.  For any particular executive, the committee establishes the level of compensation within each applicable component to support a balanced achievement of the program’s goals and objectives noted above.

The remainder of this section will present an overview of the specific components of our executive compensation program.  This overview will identify and describe each component, its specific purpose in relation to the program’s goals and objectives, the eligible executives whose compensation includes that component and the general criteria used by the committee to determine the level of an executive’s compensation within that component.

Base Salary.  A base salary is that component of an executive’s compensation that represents remuneration for their effective performance of the day-to-day activities and responsibilities that are required based upon the executive’s specific role within the Company.

In relation to the goals and objectives of the executive compensation program, an executive’s base salary generally serves two primary purposes:

▪	To attract and retain talented and experienced executives whose knowledge, skills and performance are critical to our success in a highly competitive community banking industry, and
▪	To provide a reasonable, fair and competitive level of base compensation to our executives in relation to their roles and responsibilities.

Executive base salaries are generally reviewed by the committee annually and modified, where appropriate, to support the achievement of this component’s goals and objectives as stated above.  The committee utilizes outside resources, in part, to ascertain the appropriate level of base salary for each of the named executive officers given their specified role within the Company.  Such outside sources may include role-based compensation surveys published for the banking industry by one or more qualified, independent resources.  The committee is also cognizant of the salaries paid by other financial services companies within our market area with which we compete for executives.  The committee also evaluates the effectiveness with which the executive has performed their specific role in considering any modification to an executive’s level of base salary.  The committee is solely responsible for evaluating the performance of the Chief Executive Officer and the President and Chief Operating Officer.  However, the committee considers the feedback of the Chief Executive Officer and the President and Chief Operating Officer in their evaluation of performance of the two remaining named executive officers.

Performance-Based Incentive Compensation.  Performance-based incentive compensation generally represents remuneration for an executive’s contribution toward the achievement of specific goals and objectives outlined in the Company’s business plan.  Toward this end, the committee has established and maintains the Management Incentive Plan (“MIP”) which is the primary source of short-term incentive compensation payable to the eligible named executive officers.  MIP compensation is generally paid annually based upon fiscal year performance.

In relation to the goals and objectives of the executive compensation program, the MIP serves three primary purposes:

▪	To provide meaningful and significant financial incentives to executives to achieve our stated business plan goals and objectives,
▪	To reward executives for corporate performance that exceeds our business plan goals and objectives, and
▪	To reward executives for individual job performance that exceeds the requirements and expectations of their roles and responsibilities.

A named executive officer’s participation in the MIP is determined annually by the committee during the initial phase of the MIP administration cycle described below.  Eligibility to participate in the MIP is largely determined based upon the executive’s corporate role and responsibilities and their resulting influence on, and contribution to, our success as measured by the MIP.

The MIP is generally administered by the committee on an annual cycle.  The administration process begins with the completion of the business plan and budgeting process for the current fiscal year.  Once that process is complete, the committee establishes the “MIP basis” upon which each eligible executive’s potential incentive compensation for that year is based, representing the targeted incentive award amount for the executive.  Generally, the MIP basis is calculated as a percentage of an executive’s base salary.  The committee then establishes specific performance targets for each executive based upon the corporate goals and objectives outlined in our updated business plan and budget as well as targets relating to individual job performance.  Performance targets may include both quantitative and qualitative factors which are established for the executive based upon their specific role and responsibilities within the Company.  Quantitative factors are based upon measurable, numerical values while qualitative factors utilize numerical scalars to measure performance for certain non-quantifiable targets.  These factors are then “weighted” by the committee in relation to one another to reflect the strategic priorities of our business plan.  Such “weightings” determine the pro-rata allocation of the MIP basis by factor for each eligible executive.

Committee members and executives monitor corporate and individual performance throughout the year in relation to the levels targeted for each applicable factor.  Upon completion of the fiscal year, the committee measures actual performance for each executive’s factors against the targeted levels.  With regard to qualitative factors, the committee is solely responsible for measuring the performance of the Chief Executive Officer and the President and Chief Operating Officer.  However, the committee may consider the feedback of the Chief Executive Officer and the President and Chief Operating Officer in measuring the performance of the other eligible named executive officers in relation to applicable qualitative factors.

Subject to certain performance caps and floors established by the committee, the degree to which each measured factor meets, exceeds or falls below the targeted level determines the percentage of the MIP basis earned by the executive for that factor.  The compensation earned by the executive through the MIP for all applicable factors determines their total incentive compensation for the fiscal year.

The incentive compensation earned by each of the eligible executive officers for fiscal 2007 is reported in the Summary Compensation Table below.

Equity-Based Compensation.  As utilized within executive compensation program, equity-based compensation represents non-cash remuneration earned by executives in the form of restricted shares of the Company’s stock and stock options on Company shares.  The Company has implemented two sets of restricted stock (“RSP”) and stock option “(SOP”) plans.  The first set of plans was approved by shareholders in January 2005 through which up to 208,295 restricted shares and 694,315 stock options were approved for award to employees and directors.  The number of restricted shares and options for this first set of plans reflects an adjustment for the exchange of minority offering shares during the Company’s second step conversion.  The second set of plans received shareholder approval in May 2006 through which up to a total of 358,484 restricted shares and 722,633 options were approved for award to employees and directors.

Of the 566,779 restricted shares made available through the Company’s equity-based compensation plans, a total of 327,909 or 57.9% were awarded to the named executive officers.  Similarly, of the 1,416,948 stock options made available through the Company’s plans, a total of 788,528 or 55.6% were awarded to the named executive officers.  The remaining number of available restricted shares and stock options were awarded to outside directors and other officers.  Each award of restricted stock or stock options was granted subject to a five year vesting period with 20% of such shares or options vesting annually commencing on the first anniversary date of each award.  The exercise price of all stock options awarded was based upon the closing share value of the Company’s stock on the date of grant.

In relation to the goals and objectives of the executive compensation program, the Company’s equity-based compensation plans serve two primary purposes:

▪	To align the financial interests of our executives with those of its shareholders toward the shared goal of growth in shareholder value, and
▪	To attract and retain talented and experienced executives whose knowledge, skills and performance are critical to our success in a highly competitive community banking industry.

The committee has awarded restricted shares and stock options from the two sets of plans noted above to each of the named executive officers.  The number of restricted shares and stock options awarded to each executive was determined by the committee, in part, based upon the executive’s corporate role and responsibilities and their individual contribution to the Company’s strategic achievements during their employment to date.  The number of RSP and SOP awards granted to executives also reflects the comparative level of employment retention incentive established by the committee for each executive.

Retirement Benefits.    The Company maintains two forms of retirement benefits in which substantially all employees, including the named executive officers, are eligible to participate.  These benefits include the Company’s Employee Stock Ownership Plan (“ESOP”) and the Bank’s 401(k) profit sharing plan (“401(k) plan”).  Additionally, our executive compensation program includes a supplemental executive retirement plan, in which each of  the named executive officers participates.  The terms of the supplemental executive retirement plan are established within Executive Salary Continuation Agreements (“SERP agreements”) between the Bank and each of the named executive officers.  In all cases, the compensation received by employees through these plans is income tax deferred and the benefits relating to these plans are subject to vesting.

ESOP.  The ESOP was initially established as part of the Company’s minority stock offering in October 2003 and then substantially augmented through its second step conversion in October 2005.  Through these transactions, the ESOP borrowed from the Company the funds necessary to purchase a total of 1,133,571 shares of the Company’s stock.   Shares issued to the ESOP are allocated to eligible participants as of the end of each calendar year based on principal and interest repayments made by the ESOP on the loan from the Company.  The loan is secured by the Company shares purchased with the loan proceeds and is being repaid by the ESOP with funds from the Bank's discretionary contributions to the ESOP and earnings on the ESOP's assets.  Principal and interest payments are scheduled to occur over a twenty-year period.

401(k) Plan.  The 401(k) plan is designed to provide tax deferred retirement savings and income to eligible employees.  Prior to the augmentation of the ESOP through the Company’s second step conversion, the Bank had made annual, discretionary “profit sharing” contributions to this plan.  However, such contributions to the plan were discontinued after the ESOP was augmented.  As such, Bank contributions in recent years have been limited to the 401(k) component of the plan.  Through this component, the Bank provides a “defined contribution” into each participant’s 401(k) account that matches up to 50% of the first six percent of the wages and salaries that are contributed by the employee into the plan.  Investments held by the 401(k) include a variety of mutual funds and other managed accounts including one fund comprised entirely of the Company’s stock.

SERP Agreements.  The SERP agreements are intended to provide “defined benefit” retirement income to the named executive officers to augment that provided through the Company’s other plans and outside resources such as Social Security.  Benefits under the SERP agreements are calculated as a percentage of an executive’s average base salary during the years immediately preceding retirement with post-retirement benefits paid in equal monthly installments until the death of the participant.

The Bank has purchased bank-owned life insurance policies on each of the named executive officers to provide income in the form of growth in each policy’s cash surrender values over time to offset the costs of the SERP agreements.  Additionally, these policies provide a form of life insurance benefit under the terms of a Life Insurance Endorsement Method Split Dollar Plan Agreement between the named executive officer and the Bank.  This agreement provides for the payment of the value of the expected SERP agreement benefit to the named executive officer’s designated beneficiaries in the event of the named executive officer’s death.

In relation to the goals and objectives of the executive compensation program, the ESOP, 401(k) plan and SERP benefits included in our executive compensation program serve two primary purposes:

▪	To provide a reasonable, fair and competitive level of retirement compensation to our executives in relation to their roles and responsibilities, and
▪	To attract and retain talented and experienced executives whose knowledge, skills and performance are critical to our success in a highly competitive community banking industry.

Each of the named executive officers participates in the ESOP. All employees share ratably in the number of ESOP shares allocated annually. The number of shares allocated to any eligible employee, including the named executive officers, is based upon their annual wages and salaries in relation to that of all eligible participants, subject to certain caps for highly compensated employees. Such caps currently limit the number of shares allocated annually to the Chief Executive Officer and President & Chief Operating Officer. Similarly, each of the named executive officers also participates in the 401(k) plan.

As noted above, the Bank has entered into SERP agreements that provide for supplemental retirement benefits to each of the named executive officers.  The SERP agreements for Mr. Kliminski and Mr. Heyer were executed in December 2002.  Ms. Bringuier’s SERP agreement was executed in April 2003.  The SERP agreement for Mr. Kowal, who joined the institution in March 2005, was executed in December 2006.

Within each of the SERP agreements, the key variable in determining the level of an executive’s supplemental retirement  benefit is the percentage of average base salary that will be paid to the executive as a post-retirement benefit.  In determining the appropriate percentage for each executive, the committee considered the aggregate amount of post-retirement income which the executive would be forecasted to receive through their employment with the Company assuming continuation of their current role and responsibilities.  The committee considered such sources of retirement income to include SERP agreement payments, distributions from the 401(k) plan, distributions from the ESOP as well as payments received by the executive though Social Security.  The aggregated level of expected post retirement income was then evaluated by the committee in relation to the projected level of the executive’s base salary at retirement.  The level of SERP agreement benefit was generally targeted to provide an aggregate level of post-retirement income in approximate ranges of projected pre-retirement base salary of 65% to 75% for Mr. Kliminski and Mr. Kowal, 55% to 65% for Mr. Heyer and 45% to 55% for Ms. Bringuier.

Based on these considerations, the percentage of each executive’s average base salary to be paid as a SERP agreement benefit was established as follows:  Mr. Kliminski - 50%, Mr. Kowal - 45%, Mr. Heyer - 40%, and Ms. Bringuier - 30%.  The average base salary providing the basis of the post-retirement SERP agreement benefit is defined within the applicable SERP agreements as the average of the three highest years’ base salaries during the five years immediately preceding the executive’s retirement.

Health Care and Life & Long Term Disability Insurance Benefits. Health care benefits are a form of non-cash compensation designed to cover a significant portion of the costs of providing health care protection to employees.  We maintain a program of health care benefits covering medical, dental and vision benefits that are available to substantially all employees.  We also maintain programs through which we provide life and long term disability insurance to substantially all employees.

In relation to the goals and objectives of the executive compensation program, the health care and other insurance benefits included in our executive compensation program serve two primary purposes:

▪	To attract and retain talented and experienced executives whose knowledge, skills and performance are critical to our success in a highly competitive community banking industry, and
▪	To provide a reasonable, fair and competitive level of current compensation to our executives in relation to their roles and responsibilities.

We generally provide health care and long term disability insurance benefits to each of the named executive officers through the same plans providing such coverage to other employees. Like all employees, executives are able to select from the applicable level of health care coverage that protects the individual employee and, where elected by the executive, their dependents.  The level of dependent coverage determines the amount of mandatory contribution that is made by the executive through a payroll deduction to partially defray our cost of providing such coverage.

In the event that an employee were to incur a long term disability that prevented active employment, our disability insurance generally compensates the employee at 60% of their base salary through their normal retirement age as defined by the Social Security.  Such protection is currently capped at $10,000 per month.  Consequently, based upon their current base salaries, Mr. Heyer and Ms. Bringuier’s long term disability protection is currently limited to $120,000 per year.  The employment agreements for Mr.

Kliminski and Mr. Kowal each contain provisions for supplemental long term disability compensation to be paid directly by the Bank during the remaining term of their respective contracts.  Thereafter, Mr. Kliminski’s and Mr. Kowal’s long term disability compensation would be similarly capped at $120,000 per year.

We  also provide life insurance benefits to the named executive officers.  This benefit is provided through separate coverage than that provided to other employees.  Specifically, in accordance with the terms of an Executive Life Insurance Agreement executed with the Bank, each named executive officer is provided with life insurance protection equivalent to 300% of the executive’s highest annual base salary in effect during the three calendar years preceding their death.  The Bank has purchased bank-owned life insurance policies on each of the named executive officers through which this coverage is provided.

Because of the Company’s use of bank-owned life insurance to provide this benefit to its executives, there are no recurring premiums paid by the Bank to maintain this coverage.  However, the underlying value of insurance benefit provided to each executive officer is included in their annual taxable income.  This amount for each executive is reported in the Summary Compensation table below.

Perquisites. We limit our provision of executive perquisites to the Chief Executive Officer and the President and Chief Operating Officer.  Specifically, we lease automobiles for Mr. Kliminski and Mr. Kowal for their use in support of Company business.  Our cost of leasing the automobiles for Mr. Kliminski and Mr. Kowal for fiscal 2007 was approximately $9,100 and $6,600 respectively.  The automobiles are also available for each executive’s personal use.

We also pay for Mr. Kliminski’s country club membership, which is used to support the building of business relationships and support our community involvement. The cost of maintaining Mr. Kliminski’s club membership during fiscal 2007 was approximately $7,800.

Employment Agreements. The manner in which we implement the compensation components outlined above may be supported by one or more agreements executed between the Company or the Bank and the named executive officers.  In particular, the Bank has executed individual employment agreements under which it specifically outlines the terms of employment of each of the named executive officers.

In relation to the goals and objectives of the executive compensation program, the employment agreements included in the program serve two primary purposes:

▪	To attract and retain talented and experienced executives whose knowledge, skills and performance are critical to our success in a highly competitive community banking industry, and
▪	To provide a reasonable, fair and competitive level of current compensation to our executives in relation to their roles and responsibilities.

Employment agreements achieve these purposes by codifying our level of commitment and assurance to honor and protect the terms of the executive’s employment, while providing appropriate remuneration for potential changes thereto, in return for the executive’s commitment and assurance of continued service to us.

The Bank has entered into employment agreements with Mr. Kliminski, Mr. Kowal, Mr. Heyer and Ms. Bringuier.  The agreements with Mr. Kliminski and Mr. Kowal each have terms of three years while Mr. Heyer’s and Ms. Bringuier’s agreements each have terms of one year.  Each of the agreements provides for an annual one-year extension of its terms upon determination by the committee that the executive’s performance has met the requirements and the standards of the Board of Directors such that the remaining term of the agreement is reset to three years for Mr. Kliminski’s and Mr. Kowal’s agreements and one year for Mr. Heyer’s and Ms. Bringuier’s agreements.

As discussed in the more detailed description of the employment agreements that appears following the Grants of Plan-Based Awards table below, each of the employment agreements provides for certain payments and benefits if the executive’s employment is terminated under certain scenarios, including, but not limited to, following a change in control of the Company.  The employment agreements thus requires a “double trigger” in order for any payments or benefits under the agreements to be provided to Mr. Kliminski, Mr. Kowal, Mr. Heyer or Ms. Bringuier following a change in control.  In other words, both a change in control and an involuntary termination of employment (which includes a voluntary termination by the executive following a material reduction in his or her duties, responsibilities or benefits) must occur. The purpose of providing the change in control payments and benefits is to attract and retain top level executives of the highest caliber and mitigate the risk to these executives that their employment will be involuntarily terminated in the event the Company is acquired.  At the same time, the mere sale of the Company will not automatically trigger a payout, as our intention is to induce the executive to remain employed following a change in control so long as the acquiring company so desires without a material reduction in the executive’s duties, responsibilities or benefits.

Program Oversight and Administration.  The committee’s program oversight and administration activities are generally conducted annually during the first fiscal quarter ending December 31 although such activities may be performed throughout the year as required by the committee to achieve program objectives.  Through these activities, the committee reviews the executive compensation program to ensure that each of its individual components are functioning individually and collectively in a manner that supports the stated objectives of the program.  Where appropriate, both the structure and terms of the individual components, and the named executive officers eligible to participate in each, are adjusted to support the program’s overall goals and objectives.

The following discussion reviews the primary oversight and administration activities conducted by the committee for each applicable component of the executive compensation program as they related to the compensation of named executive officers during fiscal 2007.

Base Salary.  The committee conducted its annual review and reassessment of executive base salaries during the quarter ended December 31, 2006.  The committee’s activities included the review of executive compensation information provided through a number of independent sources with the greatest emphasis placed on that provided by SNL Financial and L.R. Webber & Associates, Inc.  Through these sources the committee compared, where available, the level of comparable compensation based upon each named executive officer’s functional role or title for similar institutions based on asset size, geography and form of ownership.

Next, the committee qualitatively reviewed the manner in which each executive performed their individual job functions in relation to the Board of Directors standards and requirements for the executive’s role and responsibilities within the Company.  Of particular importance to the committee was each executive’s individual demonstrable role and influence on achieving the specific goals and objectives of the Company’s business plan including, in particular, those relating to growth in commercial lending, de novo branch expansion, growth in core deposits and capital management.

Finally, the committee also considered the level of each executive’s base salary in relation to the total compensation earned by the executive including, in particular, the level of equity-based and retirement compensation currently earned by each executive.  Of particular importance to the committee was the level of current expense associated with the aggregate level of each executive’s compensation in relation to the near-term net income projected in our updated business plan and budget.

In summary, the committee was satisfied that the level of base salary for Mr. Kliminski, Mr. Kowal, Mr. Heyer and Ms. Bringuier remained reasonable based on the information considered by the committee.  Similarly, the committee was satisfied as to the specific manner in which each of these four executives performed their roles and responsibilities particularly as they related to achieving specified goals and objectives within our business plan.  However, the committee recognized the near term earnings challenges facing the Company resulting from the continued execution of its business plan in the adverse rate environment facing the Company during fiscal 2007.  Consequently, the base salaries for each of the named executive officers remained unchanged from calendar year 2006 to calendar year 2007.

Performance-Based Incentive Compensation.  During the quarter ended December 31, 2006, the committee measured corporate performance in relation to the specific performance targets established in the MIP for fiscal 2006.  Such targets included quantitative targets for earnings, net loan growth and net deposit growth.  Due largely to the Company’s failure to meet certain minimum profitability targets as measured by return on average equity, no incentive compensation was earned by any of the named executive officers for fiscal 2006.

For fiscal 2007, the committee identified Mr. Kliminski, Mr. Kowal, Mr. Heyer and Ms. Bringuier as eligible participants in the MIP.  The committee established ten percent of each executive’s base salary as the MIP basis, or the targeted incentive award level for each executive, with twenty percent of each executive’s base salary as the maximum award level.  Next, based upon our updated business plan and budget, the committee established quantitative and qualitative performance targets to be used in each executive’s MIP calculation for fiscal 2007.  These performance targets were selected and “weighted” in relation to one another based upon the expected long term earnings impact and strategic value to the Company and each executive’s specific role and responsibilities within the Company.

Quantitative loan-related targets utilized in the 2007 MIP primarily included those relating to net growth in commercial loan balances, net growth in the balance of second mortgages and home equity lines of credit and one-to four-family mortgage loan origination volume.  Quantitative deposit-related targets primarily included those relating to net growth in noninterest-bearing checking account balances, net growth in “non-promotional” interest-bearing checking account balances and net growth in savings account balances.  “Non-promotional” checking account balances targeted in the fiscal 2007 MIP calculations excluded the balance of accounts on which the Bank paid “above-market” rates to initially attract deposits at newly opened branches.  Due to the detrimental near term earnings impact that was expected to result during fiscal 2007 from executing our business plan, the committee significantly reduced the impact of targeted net income as a specific quantitative factor used in the 2007 MIP.

Finally, qualitative performance targets were established based on applicable non-quantifiable criteria designed to support the achievement of goals and objectives of our updated business plan and budget.  These performance targets were similarly based upon each executive’s specific role and responsibilities within the Company and included criteria relating to asset quality, branch development, capital management, risk management and internal control and regulatory compliance including community support and reinvestment.

The table on the following page summarizes the total MIP compensation earned by each named executive officer during fiscal 2007 and the allocation of such compensation based upon the key performance targets and their respective weightings as determined by the committee.  As described above under “Components of Executive Compensation—Performance-Based Incentive Compensation,” the quantitative performance factors were based on objectively measurable numerical values while the qualitative performance factors were based on a subjective assessment by the committee, utilizing a numerical scale to rate performance under each qualitative factor.

Executive	MIP Basis (%)		MIP Basis ($)		MIP Earned ($)
Performance Factor	Factor Weight (%)	2007 Target Performance by Factor ($ 000’s)	MIP Basis by Factor ($)	2007 Actual Performance by Factor ($ 000’s)	MIP Earned by Factor ($)

Joseph Kliminski	10%		25,875		22,605
Quantitative Factors
Net income	10%	816	2,588	557	1,765
Commercial loan growth	10%	62,143	2,588	45,674	1,902
Noninterest checking growth	10%	2,406	2,588	6,949	5,175
Interest-bearing checking growth	10%	8,256	2,588	11,715	3,672
Savings Growth	5%	11,533	1,294	(14,230)	-
Qualitative Factors
Community Support & Reinvestment	25%		6,469		3,881
Non Interest Expense Control	15%		3,880		2,330
Other qualitative factors	15%		3,880		3,880

Fred G. Kowal	10%		22,500		23,256
Quantitative Factors
Net income	10%	816	2,250	557	1,535
Commercial loan growth	10%	62,143	2,250	45,674	1,654
Noninterest checking growth	10%	2,406	2,250	6,949	4,500
Interest-bearing checking growth	10%	8,256	2,250	11,715	3,192
Savings Growth	5%	11,533	1,125	(14,230)	-
Qualitative Factors
Branch Development	10%		2,250		2,250
Asset Quality	10%		2,250		2,250
Capital Management	10%		2,250		2,250
Employee Hiring & Retention	10%		2,250		2,250
Other qualitative factors	15%		3,375		3,375

Eric B. Heyer	10%		15,533		16,055
Quantitative Factors
Net income	10%	816	1,553	557	1,060
Commercial loan growth	10%	62,143	1,553	45,674	1,142
Noninterest checking growth	10%	2,406	1,553	6,949	3,106
Interest-bearing checking growth	10%	8,256	1,553	11,715	2,204
Savings Growth	5%	11,533	778	(14,230)	-
Qualitative Factors
Financial Planning, Reporting & Analysis	15%		2,330		2,330
Risk Management & Internal Control	15%		2,330		2,330
Capital Management	10%		1,553		1,553
Other qualitative factors	15%		2,330		2,330

Catherine M. Bringuier	10%		14,413		10,051
Quantitative Factors
1-4 family mortgage loan origination	20%	55,625	2,883	40,241	2,086
Gain on sale of loans	20%	128	2,883	43	967
HELOC/2nd mortgage loan growth	20%	13,033	2,883	2,966	657
Qualitative Factors
Risk Management & Internal Control	10%		1,441		2,018
Asset Quality	10%		1,441		1,441
Other qualitative factors	20%		2,882		2,882

Equity-Based Compensation.   Based upon the review of the equity-based compensation plans, the committee awarded to Mr. Kowal the remaining number of restricted stock shares and stock options that were available under the Company’s existing equity incentive plans during the quarter ended December 31, 2006.  Through this action, Mr. Kowal received an additional 6,249 restricted shares, the value of which was $74,176 based on the Company’s closing share value of $11.87 on the date of grant.  Similarly, Mr. Kowal received an additional 19,094 stock options, the value of which was based on that same value.  The Company calculated the value of the options awarded to Mr. Kowal to be $41,927, which will be expensed by the Company over the five-year period during which Mr. Kowal vests in those awards.  These awards were made to Mr. Kowal because he joined the Company after the initial grants of stock options and restricted stock were made to executive officers in January 2005 and the committee desired to bring his level of equity incentive awards closer to the level received to date by the other executive officers.

With this increase to Mr. Kowal’s benefit, the committee was satisfied that the structure and level of equity-based compensation met the stated goals and objectives of the program.  As such, the committee made no other changes to the equity-based compensation component of the program during fiscal 2007.

Retirement Benefits.  Based upon the review of the various components of retirement compensation, the committee was satisfied that the structure and level of such compensation met stated goals and objectives of the program.  As such, the committee made no changes to the retirement benefit component of the program during fiscal 2007.

Health Care and Life & Long Term Disability Insurance Benefits. Based upon the review of the health care and insurance benefits provided to named executive officers, the committee was satisfied that the structure and level of such compensation met stated goals and objectives of the program.  As such, the committee made no changes to the health care and insurance benefit component of the program during fiscal 2007.

Perquisites.  Based upon the review of the limited perquisites provided to the eligible named executive officers, the committee was satisfied that the nature and level of such perquisites met stated goals and objectives of the program.  As such, the committee made no changes to such perquisites component of the program during fiscal 2007.

Employment Agreements.  Based upon the committee’s review of each executive’s performance of their role and the manner in which each executive executed and fulfilled their responsibilities in relation to the requirements of the Board of Director during fiscal 2006, the Bank extended the term of the employment agreements for Mr. Kliminski, Mr. Kowal, Mr. Heyer and Ms. Bringuier for an additional twelve month period with no additional changes to agreement terms.

Accounting and Income Tax Considerations.  Based upon our executive compensation program, the accounting and income tax treatment of compensation has generally not been a factor in determining the forms and amounts of compensation for our executive officers.  However, the committee and management have considered the accounting and income tax impact of program components and the compensation paid to each executive within each component and in the aggregate.

Internal Revenue Code Section 162(m).  Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation paid to any “covered employee” (defined, per the guidance of the Internal Revenue Service, as the principal executive officer and the three other most highly compensated officers named in the Summary Compensation Table) in excess of $1.0 million per year, to the extent such compensation is not “performance-based compensation” under a plan approved by shareholders.  The committee reviews and considers the potential consequences of Section 162(m) to the Company.  Based upon the Company’s current executive compensation program, the Company has no individuals with non-performance based compensation paid in excess of the Internal Revenue Code 162(m) tax deduction limit.  However, the Company reserves the right to use our discretion judgment to authorize compensation to any employee that does not comply with the Section 162(m) exemptions for compensation that we believe is appropriate.

Internal Revenue Code Section 280G.  Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual’s base amount are deemed to be “excess parachute payments” if they are conditioned upon a change of control.  Individuals receiving parachute payments in excess of the three times their base amount are subject to a 20% excise tax on the amount of the excess payments.  If excess parachute payments are made, the Company would not be entitled to deduct the amount of the excess payments.  Each employment agreement provides that severance and other payments that are subject to a change of control will be reduced as much as necessary to ensure that no amounts payable to the executive will be considered excess parachute payments.

Summary Compensation Table

The following table sets forth information concerning the compensation paid to or earned by the named executive officers for 2007:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)	Total Compensation ($)

Joseph Kliminski, Chief Executive Officer	2007	258,750	---	249,223	128,637	22,605	212,310	75,735(6)	947,260

Fred G. Kowal, President and Chief Operating Officer	2007	225,000	---	193,599	74,217	23,256	43,330	52,208(7)	611,610

Eric B. Heyer, Senior Vice	2007	155,328	---	113,539	58,354	16,055	11,429	35,785(8)	390,490
President and Chief Financial
Officer
Catherine M. Bringuier, Senior Vice President and Chief Lending	2007	144,130	---	105,303	55,298	10,051	10,393	32,707(9)	357,882
Officer

_____________________
(1)     Bonus amounts are reported under the “Non-Equity Incentive Plan Compensation” column.
(2)
Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended September 30, 2007, in accordance with FAS 123R, of restricted stock granted to the named executive officers (disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions, and thus may include amounts from awards made in and prior to fiscal 2007). The assumptions used in the calculation of this amount are included in Note 11 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007 filed with the Securities and Exchange Commission.

(3)
Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended September 30, 2007, in accordance with FAS 123R, of stock options granted to the named executive officer (disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions, and thus may include amounts from awards made in and prior to fiscal 2007). The assumptions used in the calculation of these amounts are included in Note 11 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007 filed with the Securities and Exchange Commission.

(4)	Represents incentive bonus amounts awarded for performance in fiscal 2007 under the Management Incentive Plan.
(5)
Represents the change during fiscal 2007 in the actuarial present value of the named executive officer’s accumulated benefit under the Company’s supplemental executive retirement plan.  The assumptions used for this calculation were the same as those used for the calculation of the present value of accumulated benefit in the table under “Pension Benefits.”

(6)
For Mr. Kliminski, the amount reported under the All Other Compensation column consists of the following: personal use of Bank-leased automobile valued at $5,961; country club dues paid on Mr. Kliminski’s behalf of $7,751; life insurance premiums paid on Mr. Kliminski’s behalf valued at $13,397; employer matching contributions under the Bank’s 401(k) profit sharing plan of $6,552; and allocation of shares under the ESOP, based on the closing price of the Company’s common stock on September 30, 2007, of $42,074.

(7)
For Mr. Kowal, the amount reported under the All Other Compensation column consists of the following: personal use of Bank-leased automobile valued at $5,715; life insurance premiums paid on Mr. Kowal’s behalf valued at $899; employer matching contributions under the Bank’s 401(k) profit sharing plan of $3,635; and allocation of shares under the ESOP, based on the closing price of the Company’s common stock on September 30, 2007, of $41,959.

(8)
For Mr. Heyer, the amount reported under the All Other Compensation column consists of the following: life insurance premiums paid on Mr. Heyer’s behalf valued at $1,617; employer matching contributions under the Bank’s 401(k) profit sharing plan of $4,481; and allocation of shares under the ESOP, based on the closing price of the Company’s common stock on September 30, 2007, of $29,687.

(9)
For Ms. Bringuier, the amount reported under the All Other Compensation column consists of the following: life insurance premiums paid on Ms. Bringuier’s behalf valued at $834; employer matching contributions under the Bank’s 401(k) profit sharing plan of $4,324; and allocation of shares under the ESOP, based on the closing price of the Company’s common stock on September 30, 2007, of $27,549.

Grants of Plan-Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($) (1)	Target ($) (1)	Maximum ($) (1)	Threshold ($)	Target ($)	Maximum ($)			Exercise Price of Option Awards ($/Sh)

Joseph Kliminski	n/a	---	25,875	51,750	---	---	---	---	---	---	---

Fred G. Kowal	n/a	---	22,500	45,000	---	---	---	---	---	---	---
	12/19/06	---	---	---	---	---	---	6,249(2)	---	---	74,176(4)
	12/19/06	---	---	---	---	---	---	---	19,094(3)	11.87	41,927(4)

Eric B. Heyer	n/a	---	15,533	31,066	---	---	---	---	---	---	---

Catherine M. Bringuier	n/a	---	14,413	28,826	---	---	---	---	---	---	---

________________
(1)
For each named executive officer, represents the threshold (i.e. lowest), target and maximum amounts that were potentially payable for fiscal 2007 under the Company’s Management Incentive Plan.  The actual amounts earned under these awards for fiscal 2007 are reflected in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.  For additional information regarding the Management Incentive Plan, see “Compensation Discussion and Analysis—Performance-Based Incentive Compensation.”

(2)	Represents an award of restricted stock under the Company’s 2006 Equity Incentive Plan, subject to the following vesting schedule: 20% on each of December 19, 2007, 2008, 2009, 2010 and 2011.
(3)	Represents an award of a stock option under the Company’s 2006 Equity Incentive Plan, subject to the following vesting schedule: 20% on each of December 19, 2007, 2008, 2009, 2010 and 2011.
(4)
Represents the grant date fair value of the award determined in accordance with FAS 123R.  The assumptions used in calculating the grant date fair value of these awards are included in Note 11 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007 filed with the Securities and Exchange Commission.

Employment Agreements

The Bank has employment agreements with each of Mr. Kliminski, Mr. Kowal, Mr. Heyer and Ms. Bringuier.  Mr. Kliminski's and Mr. Kowal's employment agreements have terms of three years, while Mr. Heyer's and Ms. Bringuier's agreements have terms of one year. Each of the agreements provides for an annual one-year extension of the term of the agreement upon determination of the Board of Directors that the executive's performance has met the requirements and standards of the Board, so that the remaining term of the agreement continues to be three years, in the case of Mr. Kliminski and Mr. Kowal, and one year, in the case of Mr. Heyer and Ms. Bringuier.

If the Bank terminates the employment of Mr. Kliminski, Mr. Kowal, Mr. Heyer or Ms. Bringuier without “just cause,” as defined in the agreement, they will be entitled to a continuation of their salary from the date of termination through the remaining term of their agreement (but not less than two years for Mr. Kliminski and one year for Mr. Kowal), plus the cost of their obtaining health, life, disability and other benefits which they would have been eligible to receive through the salary continuation period, at substantially the same benefit levels being provided on the employment termination date.

Mr. Kliminski's and Mr. Kowal's employment agreements provide that if their employment is involuntarily terminated without just cause, or voluntarily terminated following a specified diminution in their duties, responsibilities or benefits, during the term of the agreement following a change in control of the Company or the Bank, or within 24 months following a change in control of the Company or the Bank, they will be entitled to an amount equal to 2.99 times their five-year average annual taxable compensation, subject to reduction to avoid the payment of any “excess parachute payment” under the Internal Revenue Code, payable, at their election, in a lump sum or in monthly installments over a 36-month period.

Mr. Heyer’s and Ms. Bringuier’s employment agreements provide that if their employment is involuntarily terminated without just cause, or voluntarily terminated following a specified diminution in their duties, responsibilities or benefits, during the term of the agreement following a change in control of the Company or the Bank, or within 12 months following a change in control of the Company or the Bank, they will be entitled to an amount equal to 2.00 times their five-year average annual taxable compensation, subject to reduction to avoid the payment of any “excess parachute payment” under the Internal Revenue Code, payable, at their election, in a lump sum or in monthly installments over a 24-month period. See “Potential Payments Upon Termination of Employment.”

Outstanding Equity Awards At September 30, 2007

The following table provides information regarding each unexercised stock option and unvested restricted stock award held by each of the named executive officers as of September 30, 2007:

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Joseph	65,958	(1)	98,941	(1)	---	6.80	01/20/15	29,994	(4)	326,035	---	---
Kliminski	31,795	(2)	127,184	(2)	---	11.49	05/23/16	63,094	(5)	685,832	---	---

Fred G. Kowal	31,795	(2)	127,184	(2)	---	11.49	05/23/16	63,094	(5)	685,832	---	---
	0	(3)	19,094	(3)	---	11.87	12/19/16	6,249	(6)	67,927	---	---

Eric B. Heyer	29,854	(1)	44,785	(1)	---	6.80	01/20/15	13,748	(4)	149,441	---	---
	14,452	(2)	57,810	(2)	---	11.49	05/23/16	28,679	(5)	311,741	---	---

Catherine M.	29,854	(1)	44,785	(1)	---	6.80	01/20/15	13,748	(4)	149,441	---	---
Bringuier	13,007	(2)	52,030	(2)	---	11.49	05/23/16	25,812	(5)	280,576	---	---

_____________
(1)	Vesting schedule of option is as follows: 20% on each of January 20, 2006, 2007, 2008, 2009 and 2010.
(2)	Vesting schedule of option is as follows: 20% on each of May 23, 2007, 2008, 2009, 2010 and 2011.
(3)	Vesting schedule of option is as follows: 20% on each of December 19, 2007, 2008, 2009, 2010 and 2011.
(4)	Unvested portion of restricted stock award subject to the following vesting schedule: 20% on each of January 20, 2006, 2007, 2008, 2009 and 2010.
(5)	Unvested portion of restricted stock award subject to the following vesting schedule: 20% on each of May 23, 2007, 2008, 2009, 2010 and 2011.
(6)	Unvested portion of restricted stock award subject to the following vesting schedule: 20% on each of December 19, 2007, 2008 2009, 2010 and 2011.

Option Exercises and Stock Vested

The following table sets forth information about stock options exercised and shares of restricted stock that vested during the fiscal year ended September 30, 2007 with respect to each named executive officer:

	Option Awards		Stock Award
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Joseph Kliminski	---	---	25,771	294,019
Fred G. Kowal	---	---	15,773	176,342
Eric B. Heyer	---	---	11,751	134,080
Catherine M. Bringuier	---	---	11,034	126,034
      ________________
(1)	Represents the value realized upon vesting of restricted stock award, based on the market value of the shares on the vesting date.

Pension Benefits

The Bank maintains a supplemental executive retirement plan in the form of executive salary continuation agreements (“SERP agreements”) with each of the named executive officers.  The SERP agreements provide for a lifetime annual retirement benefit, payable monthly commencing with the first month after the executive’s retirement date (generally the December 31st nearest the executive’s 65th birthday), equal to a specified percentage of the executive’s average base salary based upon the average of the highest  three out of the last five years of employment.  These percentages are 50% for Mr. Kliminski, 45% for Mr. Kowal, 40% for Mr. Heyer and 30% for Ms. Bringuier.

If an executive’s employment with the Bank terminates prior to retirement, either voluntarily by the executive or by the Bank without cause (other than following a change in control to the extent described below), then the executive will receive as severance compensation a lump sum amount equal to the accrued balance of the executive’s liability reserve account multiplied by the executive’s vested percentage.  Mr. Kowal is currently 40% vested in his account; all of the other named executive officers are 100% vested in their accounts. If an executive’s employment with the Bank terminates due to disability, the executive will be entitled to receive 100% of his or her accrued liability balance at the time of disability, payable at the Bank’s election either in a lump sum or in 15 annual payments with an equivalent present value.  If an executive’s employment with the Bank is terminated within 12 months after a change in control, either involuntarily by the Bank without cause or voluntarily by the executive if a specified diminution in the executive’s duties, responsibilities or benefits occurs, then the executive will be entitled to his or her full retirement benefits under the SERP agreement upon attaining age 65, as if the executive had been continuously employed by the Bank until age 65, subject to reduction to avoid the payment of an “excess parachute payment” under the Internal Revenue Code.  As long as the SERP agreement remains in effect, upon the death of the executive, the executive’s beneficiary will be paid a death benefit under the terms of the Endorsement Method Split Dollar Life Insurance Agreement between the executive the Bank. No benefits are payable under the agreements upon termination for cause.

The following table sets forth information regarding benefits payable to the named executive officers under the SERP agreements:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Joseph Kliminski	Executive Salary Continuation Agreement	n/a	1,173,553	---
Fred G. Kowal	Executive Salary Continuation Agreement	n/a	627,562	---
Eric B. Heyer	Executive Salary Continuation Agreement	n/a	284,382	---
Catherine M. Bringuier	Executive Salary Continuation Agreement	n/a	257,793	---

The amounts shown for the present value of accumulated benefit, assume an age 65 retirement date, a discount rate of 6.00% and a post-retirement mortality for each named executive as follows: Mr. Kliminski – 14 years, Mr. Kowal – 11 years, Mr. Heyer – 9 years and Ms. Bringuier – 14 years.

Potential Payments Upon Termination of Employment

The following tables summarize the approximate value of the termination payments and benefits that the named executive officers would have received if their employment had been terminated on September 28, 2007 under the circumstances shown.  The tables exclude (i) amounts accrued through September 28, 2007 that would be paid in the normal course of continued employment, such as accrued but unpaid salary and bonus amounts, (ii) and account balances under the Bank’s 401(k) profit sharing plan and the ESOP.

					Joseph Kliminski

Termination Scenario	Salary Continuation Under Employment Agreement		Continuation of Group Health, Life and Disability Insurance Coverage		Supplemental Executive Retirement Benefit		Death Benefit		Disability Benefit		Accelerated Vesting of Stock Options		Accelerated Vesting of Restricted Stock		Payment of 299% of “Base Amount”

If termination for cause occurs	---		---		---		---		---		---		---		---

If voluntary termination (not following a change in control) occurs	---		---		$1,002,496	(1)	---		---		---		---		---

If involuntary termination without cause (not following a change in control) occurs	$582,188	(2)	$31,367	(3)	$1,002,496	(1)	---		---		---		---		---

If involuntary termination without cause, or voluntary termination for specified reasons, occurs following a change in control	---		---		$1,173,553	(9)	---		---		$402,690	(4)	$1,011,867	(5)	$939,331	(6)

If termination occurs due to disability	---		---		$1,002,496	(1)	---		$226,406	(7)	$402,690	(4)	$1,011,867	(5)	---

If termination occurs due to death	---		---		$1,038,312	(10)	$776,250	(8)	----		$402,690	(4)	$1,011,867	(5)	---
____________________________
(1)	Represents the benefit payable to Mr. Kliminski under the circumstances indicated pursuant to his SERP agreement, as described above under “Pension Benefits.”
(2)
Represents the aggregate amount of salary that would continue to be paid to Mr. Kliminski pursuant to his employment agreement from the assumed employment termination date (September 28, 2007) through the last day of the term of his employment agreement (January 11, 2010).

(3)	Represents the estimated approximate cost to the Company of Mr. Kliminski obtaining continued health, life and disability insurance benefits pursuant to his employment agreement.
(4)
Represents the value of acceleration of unvested stock options, based on the closing price of the Company’s common stock on September 28, 2007 ($10.87) and the exercise prices of the options.  All unvested options vest upon a change in control, regardless of Mr. Kliminski’s employment status.

(5)
Represents the value of acceleration of unvested restricted stock, based on the closing price of the Company’s common stock on September 28, 2007 ($10.87).  All unvested shares of restricted stock vest upon a change in control, regardless of Mr. Kliminski’s employment status.

(6)
Mr. Kliminski’s employment agreement provides that if his employment is involuntarily terminated without just cause, or voluntarily terminated following a specified diminution in his duties, responsibilities or benefits, during the term of the agreement following a change in control of the Company or the Bank, or within 24 months following a change in control of the Company or the Bank, he will be entitled to an amount equal to 2.99 times his “base amount” (defined generally in the Internal Revenue Code as his five-year average annual taxable compensation), subject to reduction to avoid the payment of any “excess parachute payment” under the Internal Revenue Code, payable, at his election, in a lump sum or in monthly installments over a 36-month period.

(7)	Represents supplemental disability benefit payments to Mr. Kliminski under his employment agreement.
(8)	Represents supplemental life insurance benefit under Mr. Kliminski’s Executive Life Insurance Agreement with the Bank.
(9)
Represents the discounted present value of the estimated post-retirement payments to be paid to Mr. Kliminski beginning at age 65 under the circumstances indicated pursuant to his SERP agreement, as described above under “Pension Benefits.”   As discussed under “Pension Benefits,” the amount payable to Mr. Kliminski under the change in control scenario is subject to reduction to the extent necessary to avoid the payment of any “excess parachute payments” under the Internal Revenue Code.

(10)	Represents the life insurance benefit paid under Mr. Kliminski’s Life Insurance Endorsement Method Split Dollar Plan Agreement with the Bank associated with his SERP agreement.

Fred G. Kowal

Termination Scenario	Salary Continuation Under Employment Agreement		Continuation of Group Health, Life and Disability Insurance Coverage		Supplemental Executive Retirement Benefit		Death Benefit		Disability Benefit		Accelerated Vesting of Stock Options		Accelerated Vesting of Restricted Stock		Payment of 299% of “Base Amount”

If termination for cause occurs	---		---		---		---		---		---		---		---

If voluntary termination (not following a change in control) occurs	---		---		$17,332	(1)	---		---		---		---		---

If involuntary termination without cause (not following a change in control) occurs	$506,250	(2)	$40,397	(3)	$17,332	(1)	---		---		---		---		---

If involuntary termination without cause, or voluntary termination for specified reasons, occurs following a change in control	---		---		$627,562	(9)	---		---		$0	(4)	$753,758	(5)	$609,440	(6)

If termination occurs due to disability	---		---		$43,330	(1)	---		$407,812	(7)	$0	(4)	$753,758	(5)	---

If termination occurs due to death	---		---		$1,244,531	(10)	$675,000	(8)	----		$0	(4)	$753,758	(5)	---
____________________________
(1)	Represents the benefit payable to Mr. Kowal under the circumstances indicated pursuant to his SERP agreement, as described above under “Pension Benefits.”
(2)
Represents the aggregate amount of salary that would continue to be paid to Mr. Kowal pursuant to his employment agreement from the assumed employment termination date (September 28, 2007) through the last day of the term of his employment agreement (March 13, 2010).

(3)	Represents the estimated approximate cost to the Company of Mr. Kowal obtaining continued health, life and disability insurance benefits pursuant to his employment agreement.
(4)	Because the exercise prices of Mr. Kowal’s options are greater than the market price of the Company’s common stock on September 28, 2007 ($10.87), no acceleration value is shown.
(5)
Represents the value of acceleration of unvested restricted stock, based on the closing price of the Company’s common stock on September 28, 2007 ($10.87).  All unvested shares of restricted stock vest upon a change in control, regardless of Mr. Kowal’s employment status.

(6)
Mr. Kowal’s employment agreement provides that if his employment is involuntarily terminated without just cause, or voluntarily terminated following a specified diminution in his duties, responsibilities or benefits, during the term of the agreement following a change in control of the Company or the Bank, or within 24 months following a change in control of the Company or the Bank, he will be entitled to an amount equal to 2.99 times his “base amount” (defined generally in the Internal Revenue Code as his five-year average annual taxable compensation), subject to reduction to avoid the payment of any “excess parachute payment” under the Internal Revenue Code, payable, at his election, in a lump sum or in monthly installments over a 36-month period.

(7)	Represents supplemental disability benefit payments to Mr. Kowal under his employment agreement.
(8)	Represents supplemental life insurance benefit under Mr. Kowal’s Executive Life Insurance Agreement with the Bank.
(9)
Represents the discounted present value of the estimated post-retirement payments to be paid to Mr. Kowal beginning at age 65 under the circumstances indicated pursuant to his SERP agreement, as described above under “Pension Benefits.”   As discussed under “Pension Benefits,” the amount payable to Mr. Kowal under the change in control scenario is subject to reduction to the extent necessary to avoid the payment of any “excess parachute payments” under the Internal Revenue Code.

(10)	Represents the life insurance benefit paid under Mr. Kowal’s Life Insurance Endorsement Method Split Dollar Plan Agreement with the Bank associated with his SERP agreement.

Eric B. Heyer

Termination Scenario	Salary Continuation Under Employment Agreement		Continuation of Group Health, Life and Disability Insurance Coverage		Supplemental Executive Retirement Benefit		Death Benefit		Accelerated Vesting of Stock Options		Accelerated Vesting of Restricted Stock		Payment of 299% of “Base Amount”

If termination for cause occurs	---		---		---		---		---		---		---

If voluntary termination (not following a change in control) occurs	---		---		$64,855	(1)	---		---		---		---

If involuntary termination without cause (not following a change in control) occurs	$155,328	(2)	$17,659	(3)	$64,855	(1)	---		---		---		---

If involuntary termination without cause, or voluntary termination for specified reasons, occurs following a change in control	---		---		$284,382	(8)	---		$182,275	(4)	$461,181	(5)	$332,303	(6)

If termination occurs due to disability	---		---		$64,855	(1)	---		$182,275	(4)	$461,181	(5)	---

If termination occurs due to death	---		---		$1,201,157	(9)	$465,984	(7)	$182,275	(4)	$461,181	(5)	---
____________________________
(1)	Represents the benefit payable to Mr. Heyer under the circumstances indicated pursuant to his SERP agreement, as described above under “Pension Benefits.”
(2)
Represents the aggregate amount of salary that would continue to be paid to Mr. Heyer pursuant to his employment agreement from the assumed employment termination date (September 28, 2007) through the last day of the term of his employment agreement (December 31, 2008).

(3)	Represents the estimated approximate cost to the Company of Mr. Heyer obtaining continued health, life and disability insurance benefits pursuant to his employment agreement.
(4)
Represents the value of acceleration of unvested stock options, based on the closing price of the Company’s common stock on September 28, 2007 ($10.87) and the exercise prices of the options.  All unvested options vest upon a change in control, regardless of Mr. Heyer employment status.

(5)
Represents the value of acceleration of unvested restricted stock, based on the closing price of the Company’s common stock on September 28, 2007 ($10.87).  All unvested shares of restricted stock vest upon a change in control, regardless of Mr. Heyer’s employment status.

(6)
Mr. Heyer’s employment agreement provides that if his employment is involuntarily terminated without just cause, or voluntarily terminated following a specified diminution in his duties, responsibilities or benefits, during the term of the agreement following a change in control of the Company or the Bank, or within 12 months following a change in control of the Company or the Bank, he will be entitled to an amount equal to 2.00 times his “base amount” (defined generally in the Internal Revenue Code as his five-year average annual taxable compensation), subject to reduction to avoid the payment of any “excess parachute payment” under the Internal Revenue Code, payable, at his election, in a lump sum or in monthly installments over a 24-month period.

(7)	Represents supplemental life insurance benefit under Mr. Heyer’s Executive Life Insurance Agreement with the Bank.
(8)
Represents the discounted present value of the estimated post-retirement payments to be paid to Mr. Heyer beginning at age 65 under the circumstances indicated pursuant to his SERP agreement, as described above under “Pension Benefits.”   As discussed under “Pension Benefits,” the amount payable to Mr. Heyer under the change in control scenario is subject to reduction to the extent necessary to avoid the payment of any “excess parachute payments” under the Internal Revenue Code.

(9)	Represents the life insurance benefit paid under Mr. Heyer’s Life Insurance Endorsement Method Split Dollar Plan Agreement with the Bank associated with his SERP agreement.

Catherine M. Bringuier

Termination Scenario	Salary Continuation Under Employment Agreement		Continuation of Group Health, Life and Disability Insurance Coverage		Supplemental Executive Retirement Benefit		Death Benefit		Accelerated Vesting of Stock Options		Accelerated Vesting of Restricted Stock		Payment of 299% of “Base Amount”

If termination for cause occurs	---		---		---		---		---		---		---

If voluntary termination (not following a change in control) occurs	---		---		$50,359	(1)	---		---		---		---

If involuntary termination without cause (not following a change in control) occurs	$144,130	(2)	$8,894	(3)	$50,359	(1)	---		---		---		---

If involuntary termination without cause, or voluntary termination for specified reasons, occurs following a change in control	---		---		$257,793	(8)	---		$182,275	(4)	$430,017	(5)	$314,998	(6)

If termination occurs due to disability	---		---		$50,359	(1)	---		$182,275	(4)	$430,017	(5)	---

If termination occurs due to death	---		---		$831,293	(9)	$432,390	(7)	$182,275	(4)	$430,017	(5)	---
____________________________
(1)	Represents the benefit payable to Ms. Bringuier under the circumstances indicated pursuant to her SERP agreement, as described above under “Pension Benefits
(2)
Represents the aggregate amount of salary that would continue to be paid to Ms. Bringuier pursuant to her employment agreement from the assumed employment termination date (September 28, 2007) through the last day of the term of her employment agreement (December 31, 2008).

(3)	Represents the estimated approximate cost to the Company of Ms. Bringuier obtaining continued health, life and disability insurance benefits pursuant to her employment agreement.
(4)
Represents the value of acceleration of unvested stock options, based on the closing price of the Company’s common stock on September 28, 2007 ($10.87) and the exercise prices of the options.  All unvested options vest upon a change in control, regardless of Ms. Bringuier’s employment status.

(5)
Represents the value of acceleration of unvested restricted stock, based on the closing price of the Company’s common stock on September 28, 2007 ($10.87).  All unvested shares of restricted stock vest upon a change in control, regardless of Ms. Bringuier’s employment status.

(6)
Ms. Bringuier’s employment agreement provides that if her employment is involuntarily terminated without just cause, or voluntarily terminated following a specified diminution in her duties, responsibilities or benefits, during the term of the agreement following a change in control of the Company or the Bank, or within 12 months following a change in control of the Company or the Bank, she will be entitled to an amount equal to 2.00 times her “base amount” (defined generally in the Internal Revenue Code as her five-year average annual taxable compensation), subject to reduction to avoid the payment of any “excess parachute payment” under the Internal Revenue Code, payable, at her election, in a lump sum or in monthly installments over a 36-month period.

(7)	Represents supplemental life insurance benefit under Ms. Bringuier’s Executive Life Insurance Agreement with the Bank.
(8)
Represents the discounted present value of the estimated post-retirement payments to be paid to Ms. Bringuier beginning at age 65 under the circumstances indicated pursuant to her SERP agreement, as described above under “Pension Benefits.”   As discussed under “Pension Benefits,” the amount payable to Ms. Bringuier under the change in control scenario is subject to reduction to the extent necessary to avoid the payment of any “excess parachute payments” under the Internal Revenue Code.

(9)	Represents the life insurance benefit paid under Ms. Bringuier’s Life Insurance Endorsement Method Split Dollar Plan Agreement with the Bank associated with her SERP agreement.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained above with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation Committee of the Company’s Board of Directors:

Robert A. Gaccione
H. Joseph North
W. George Parker
Vincent S. Rospond
James H. Ward, III

Compensation Committee Interlocks and Insider Participation

The Compensation Committee during the year ended September 30, 2007 consisted of Directors Gaccione, North, Obal (until his retirement effective August 21, 2007), Parker, Rospond and Ward.  During the year ended September 30, 2007, the Company had no "interlocking" relationships in which (i) an executive officer of the Company served as a member of the compensation committee of another entity, one of whose executive officers served on the compensation committee of the Company; (ii) an executive officer of the Company served as a director of another entity, one of whose executive officers served on the compensation committee of the Company; and (iii) an executive officer of the Company served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company.  Directors Gaccione and Rospond had certain business relationships with the Company that are described under "Certain Relationships and Related Transactions."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The charter of the Audit Committee of the Company’s Board of Directors provides that the Audit Committee is required to review all related party transactions for potential conflict of interest situations and, as appropriate, approve such transactions.  Other than as disclosed below, no directors, officers or their immediate family members were engaged in transactions with American Bancorp of New Jersey, Inc., American Bank of New Jersey or any other subsidiary of the Company involving more than $120,000 (other than through a loan with the Bank) during the fiscal year ended September 30, 2007.

Director Vincent S. Rospond is the majority shareholder of the law firm of Rospond, Rospond & Conte, P.A., which serves as general counsel to American Bank of New Jersey and to which the Bank paid approximately $18,492 in legal fees during the fiscal year ended September 30, 2007.  In addition, the Bank engages this law firm in connection with residential loan closings, and fees paid by borrowers in loan closings handled by this law firm totaled approximately $16,625 during fiscal 2007.

Director Robert A. Gaccione is a senior partner of the law firm of Gaccione, Pomaco & Malanga, P.C. to which the Bank paid approximately $15,745 in legal fees during the fiscal year ended September 30, 2007.  In addition, the Bank engages this law firm in connection with commercial loan closings, and fees paid by borrowers in loan closings handled by this law firm totaled approximately $43,650 during fiscal 2007.

The law firms of Rospond, Rospond & Conte, P.A. and Gaccione, Pomaco & Malanga, P.C. were  each authorized to represent the Bank on loan closings during fiscal 2007.  Management believes that the transactions described above were on terms at least as favorable to the Bank as it would have received in transactions with an unrelated party.

The Bank makes loans to its officers, directors and employees in the ordinary course of business.  The application fee is waived for mortgages to officers and employees on single-family owner-occupied homes or second homes.  The Bank also reduces its application fee for mortgages on two- to four-family owner-occupied homes by the amount of the application fee for single family home mortgages and reduces its modification fee for one- to four-family owner-occupied home mortgages or second home mortgages by the amount of the application fee for single family home mortgages.  Other than these application fee waivers and reductions to officers and employees, these loans are on substantially the same terms and conditions as those of comparable transactions prevailing at the time with other persons.  These loans also do not include more than the normal risk of collectibility or present other unfavorable features.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT AUDITORS

The Audit Committee has appointed Crowe Chizek and Company LLC, as the independent public accounting firm to audit the Company's financial statements for the fiscal year ending September 30, 2008.  In making its determination to appoint Crowe Chizek as the Company's independent auditors for the 2008 fiscal year, the Audit Committee considered whether the providing of services (and the aggregate fees billed for those services) by Crowe Chizek, other than audit services, is compatible with maintaining the independence of the outside accountants.  Our shareholders are asked to ratify this appointment at the annual meeting.  If the appointment of Crowe Chizek is not ratified by the shareholders, the Audit Committee may appoint other independent auditors or may decide to maintain its appointment of Crowe Chizek.

A representative of Crowe Chizek is expected to attend the meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF CROWE CHIZEK AND COMPANY LLC AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2008.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in the Company’s proxy materials for next year's annual meeting of shareholders, any shareholder proposal to take action at such meeting must be received at the Company’s main office at 365 Broad Street, Bloomfield, New Jersey, no later than September 25, 2008. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities and Exchange Act of 1934, as amended.

With respect to a shareholder proposal to be considered for presentation at next year’s annual meeting of shareholders, but not for inclusion in the Company’s proxy materials for that meeting, written notice of the proposal must be received at the Company’s main office at 365 Broad Street, Bloomfield, New Jersey, at least sixty days prior to the anniversary of this year’s annual meeting of shareholders (i.e., by December 28, 2008).  The notice must contain the information required by Article II, Section 15 of the Company’s bylaws, including: (a) a brief description of the proposal and the shareholder’s reasons for the proposal, (b) the name and address, as they appear on the Company’s books, of the proposing shareholder and, to the extent known, any other shareholders known by the proposing shareholder to be supporting the proposal, (c) the class and number of shares of the Company’s stock which are beneficially owned by the proposing shareholder on the date of the notice and, to the extent known, by any other shareholders known by the proposing shareholder to be supporting the proposal on the date of the notice, and (d) any financial interest of the proposing shareholder in the proposal, other than interests which all shareholders would have.  If a shareholder proposal that is received by the Company after the deadline noted above is voted on at the next annual meeting, the holders of the proxies for that meeting will have the discretion to vote on the proposal in accordance with their best judgment and discretion, without any discussion of the proposal in the Company’s proxy materials for the next annual meeting.

OTHER MATTERS

We are not aware of any business to come before the annual meeting other than those matters described in this proxy statement.  However, if any other matter should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

Appendix A

JOINT COMPENSATION COMMITTEE CHARTER
OF
AMERICAN BANCORP OF NEW JERSEY, INC.
AND
AMERICAN BANK OF NEW JERSEY

This Compensation Committee Charter has been adopted by the Boards of Directors of American Bancorp of New Jersey, Inc. (the “Company”) and American Bank of New Jersey (the “Bank”).  The Committee shall act as a joint committee of both Boards of Directors.  The Compensation Committee shall review and reassess this charter annually and recommend any proposed changes to the Board for approval.

State of Purpose

The Committee’s purpose is to assist the Board in its review and approval of the compensation of the directors and executive officers of the Company and the Bank.  The Committee shall also develop and assess corporate goals, objectives and performance relevant to the compensation of the directors and executive officers.  The Committee shall also serve as fiduciary and/or administrator of certain compensation or benefit plans as may be necessary or required.  The Committee may also have such other duties as may from time to time be assigned to it by the Board.

Membership

The membership of the Committee shall consist of all independent directors.  Applicable laws and regulations, including the regulations of the Nasdaq National Market, as they may be amended from time to time, will be followed in evaluating a director’s independence.

Committee members shall be elected annually by the Board of Directors.  The members of the Committee may designate a Chairperson by majority vote.  The Compensation Committee shall establish its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter.  The Committee Chairperson shall be responsible for leadership of the Committee, including scheduling and presiding over meetings and preparing agendas.

A majority of the members of the Compensation Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.  A majority vote of the Compensation Committee members present at a meeting, if a quorum is present, shall constitute an act of the Compensation Committee.  Any action required or permitted to be taken at any meeting of the Compensation Committee may be taken without a meeting if all members of the Compensation Committee consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Compensation Committee.  Following each of its meetings, the Compensation Committee shall report its actions and recommendations to the Board of Directors of the Company and/or the Bank, as applicable.

Responsibilities

Although the Committee may consider other duties from time to time, the general recurring activities of the Committee in carrying out its function are described below.  The responsibilities of the Committee shall include, but not be limited to:

I.
The Committee shall review, establish and approve the Chief Executive Officer’s compensation.  In accordance with rules of the Nasdaq National Market, the Chief Executive Officer shall not be present during the Committee’s voting on or deliberations of such matter.  All deliberations, actions and recommendation of the Committee relevant to the Chief Executive Officer shall be undertaken by the Committee in executive session with the presence of the Chief Executive Officer.  Any other deliberations, actions or recommendations may be made in the presence of, or take into consideration the recommendation of, the Chief Executive Officer or other executive officers.

II.
The Committee shall annually review and approve corporate goals and objectives relevant to Chief Executive Officer compensation, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and recommend to the Board of Directors the Chief Executive Officer’s compensation levels based on this evaluation.  In determining the incentive component of Chief Executive Officer compensation, the Committee will consider the Company’s performance and relative stockholder return, the value of similar incentive awards to Chief Executive Officer’s at comparable companies, and the awards given to the Chief Executive Officer in past years.  The Committee’s review of compensation levels and incentive compensation may include a review of compensation surveys and data for similar companies in the industry, including locally, regionally and/or nationally.

III.
The Committee, acting with the Chief Executive Officer and any other officers of the Company as the Committee shall request, shall recommend to the Board of Directors for its approve, the compensation of executive officers of the Company and the Bank as well as other officers of the Company and the Bank, whose compensation is to be set by the Board.  The Committee shall recommend: (a) the annual base salary level, (b) the annual incentive opportunity level, (c) employment agreements, severance arrangements, and change in control agreements/provisions, in each case as, when and if appropriate, and (d) any special or supplemental benefits, including but not limited to, special life insurance benefits and supplemental retirement agreements.

All Deliberations, actions and recommendations of the Committee relevant to the Chief Executive Officer shall be undertaken by the Committee in executive session without the presence of the Chief Executive Officer.  Any other deliberations, actions or recommendations may be made in the presence of, or take into consideration the recommendation of, the Chief Executive Officer or other executive officers.

IV.	The Committee shall annually review, and make recommendations to the Board with respect to the compensation of directors, including incentive compensation plans and equity-based plans.

V.	Annual review and make recommendations about changes to this charter or the activities or decision processes of the Compensation Committee.

VI.
The Committee shall annually review the Company’s disclosure reports and materials filed with the Securities and Exchange Commission and information mailed to the Company’s stockholders and make recommendations for changes, if any, to the appropriate officer of the company.

The Committee shall annually prepare a report for inclusion in the Company’s proxy statement. Such report shall include all required elements specified by SEC rules.

VII.
The Committee shall serve as the fiduciary and/or administrator of any compensation or benefit plan of the Company for which fiduciaries consisting of members of the Boards of Directors are required by law or by the terms of the plan.  In such capacity, it shall have and exercise the power, authority and discretion conferred by law or the terms of the relevant plan, as applicable.

VIII.	Any other duties or responsibilities expressly delegated to the Committee by the Board from time to time.

Resources and Authority

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special counsel and other experts or consultants as it deems appropriate, with seeking approval of the Board or management.

The Committee shall have the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, Chief Executive Officer or executive officer compensation and shall have authority to approve the consultant’s fees and other retention terms.

Meetings and Reports

The Committee shall meet as frequently as the Committee considers necessary and not less than semi-annually.  The Committee shall keep regular minutes of its meetings and shall cause them to be recorded in books kept for that purpose in the office of the Company.

Adopted on December 20, 2005.

REVOCABLE PROXY
AMERICAN BANCORP OF NEW JERSEY, INC.

PLEASE MARK VOTES AS IN THIS EXAMPLE
ANNUAL MEETING OF SHAREHOLDERS FEBRUARY 26, 2008
          The undersigned hereby appoints the members of the Board of Directors with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of common stock of American Bancorp of New Jersey, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders ("Meeting"), to be held at The Wilshire Grand Hotel, 350 Pleasant Valley Way, West Orange, New Jersey, on February 26, 2008, at 8:30 a.m. local time and at any and all adjournments thereof. The Board of Directors recommends a vote "FOR" the listed proposals.

		For	With- hold	For All Except
1.	The election as directors of all nominees listed below (except as marked to the contrary below).
Fred G. Kowal Vincent S. Rospond
INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

		For	Against	Abstain
2.	The ratification of the appointment of Crowe Chizek and Company LLC as auditors of American Bancorp of New Jersey, Inc. for the fiscal year ending September 30, 2008.
3.	Such other matters that may properly come before the Meeting or any adjournments thereof.
    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR each of the proposals set forth herein.

    Should a director nominee be unable to serve as a director, an event that American Bancorp of New Jersey, Inc. does not currently anticipate, the persons named in this proxy reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

AMERICAN BANCORP OF NEW JERSEY, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    This Proxy may be revoked at any time before it is voted by delivering to the Secretary of American Bancorp of New Jersey, Inc., on or before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of American Bancorp of New Jersey, Inc. common stock, or by attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of not further force and effect.
          The undersigned acknowledges receipt from American Bancorp of New Jersey, Inc., prior to the execution of this Proxy, of the Notice of Annual Meeting, a Proxy Statement and American Bancorp of New Jersey, Inc.'s 2007 Annual Report to Shareholders.
          Please sign exactly as your name appears on this proxy card. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, only one signature is required.
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY
PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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